                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION


                             FGS ACQUISITION CORP.


                                      AND


                           FIBER GLASS SYSTEMS, INC.



                           Dated as of March 7, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page(s)
                                                                         -------

ARTICLE I -   THE MERGER................................................    12
      1.1       The Merger..............................................    12
      1.2       Closing.................................................    12
      1.3       Effective Time                                              13
      1.4       Effect of the Merger....................................    13
      1.5       Articles of Incorporation; Bylaws.......................    13
      1.6       Directors and Officers..................................    13

ARTICLE II -  CONVERSION OF SECURITIES..................................    13
      2.1       Conversion of Securities................................    13
      2.2       1997 Earnout............................................    14
      2.3       Exchange of Certificates................................    15
      2.4       Stockholder Representative..............................    17

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                     AND THE COMPANY STOCKHOLDERS.......................    18
      3.1       Due Organization........................................    18
      3.2       Capitalization of the Company...........................    18
      3.3       Subsidiaries............................................    19
      3.4       Authorization...........................................    19
      3.5       No Conflict or Violation................................    19
      3.6       Consents and Approvals..................................    20
      3.7       Financial Statements....................................    20
      3.8       No Undisclosed Liabilities..............................    20
      3.9       No Changes..............................................    20
     3.10       Accounts Receivable.....................................    23
     3.11       Title to Assets                                             23
     3.12       Leases, Facilities......................................    23
     3.13       Contracts and Commitments...............................    25
     3.14       Litigation, Proceedings and Applicable Law..............    26
     3.15       Compliance with Law.....................................    26
     3.16       Insurance...............................................    27
     3.17       Employee Benefit Plans; ERISA...........................    27
     3.18       Labor Matters...........................................    29
     3.19       Tax Matters.............................................    31
     3.20       Environmental Matters...................................    34
     3.21       Customers and Suppliers.................................    37
     3.22       Books and Records.......................................    37
     3.23       No Brokers..............................................    37
     3.24       Severance Arrangements..................................    37
     3.25       Transactions With Related Parties.......................    38
     3.26       Intellectual Property...................................    38
     3.27       Payments................................................    38
     3.28       Product Liability and Warranty Matters..................    38
     3.29       Disclosure..............................................    39

ARTICLE IV -  REPRESENTATIONS AND WARRANTIES OF THE
                     COMPANY STOCKHOLDERS...............................    39
     4.1        Authorization...........................................    39
     4.2        No Conflict or Violation................................    39

                          --------------------------

                                                                         Page(s)
                                                                         -------
      4.3       Ownership of Stock......................................    39
      4.4       Review of Agreements; Acknowledgment....................    40
      4.5       Investment Representations..............................    40
      4.6       Parent's Reliance.......................................    40

ARTICLE V -   REPRESENTATIONS AND WARRANTIES OF PARENT
                     AND MERGER SUB.....................................    41
      5.1       Due Organization........................................    41
      5.2       Authorization...........................................    41
      5.3       Consents and Approvals..................................    41
      5.4       No Conflict or Violation................................    41
      5.5       Parent Common Stock.....................................    42
      5.6       No Brokers..............................................    42

ARTICLE VI -  COVENANTS.................................................    43
      6.1       Maintenance of Business.................................    43
      6.2       Certain Prohibited Transactions.........................    43
      6.3       Access to Information...................................    44
      6.4       No Solicitation.........................................    44
      6.5       Consents and Best Efforts...............................    44
      6.6       Notification of Certain Matters.........................    45
      6.7       Reorganization..........................................    45
      6.8       Public Announcements....................................    45
      6.9       Expenses................................................    45
      6.10      Registration Rights.....................................    46
      6.11      Employment Agreements...................................    46
      6.12      Certification of Stockholder Vote.......................    46

ARTICLE VII -  CONDITIONS TO CLOSING....................................    46
      7.1       Conditions to Each Party's Obligation to
                     Effect the Merger..................................    46
      7.2       Conditions to the Company's Obligation to
                     Effect the Merger..................................    47
      7.3       Conditions to Parent and Merger Sub's Obligations to
                     Effect the Merger..................................    48

ARTICLE VIII - SURVIVAL; INDEMNIFICATION................................    49
      8.1       Survival of Representations.............................    49
      8.2       Indemnification.........................................    49
      8.3       Parent's Right of Offset................................    51
      8.4       Limitations.............................................    52
      8.5       Express Negligence......................................    52
      8.6       Exclusive Remedy........................................    52

ARTICLE IX -  MISCELLANEOUS.............................................    53
      9.1       Termination.............................................    53
      9.2       Effect of Termination...................................    53
      9.3       Further Assurances......................................    54
      9.4       Assignment..............................................    54
      9.5       Notices.................................................    54

                          --------------------------

                                                                         Page(s)
                                                                         -------
      9.6       Entire Agreement; Amendments and Waivers................    55
      9.7       Multiple Counterparts...................................    55
      9.8       Headings................................................    55
      9.9       Exhibits and Schedules..................................    55
     9.10       Governing Law...........................................    55
     9.11       Construction............................................    56
     9.12       Knowledge...............................................    56
     9.13       Invalidity..............................................    56
     9.14       Cumulative Remedies.....................................    56


                                    EXHIBITS
Exhibit A      Allocation of Merger Consideration

Exhibit B      Registration Rights Agreement

Exhibit C      Employment Agreements for Messrs. Arian, Burnett, Heintz and
               O'Gwin and Ms. Everidge

Exhibit D      Opinion - Counsel to Parent

Exhibit E      Opinion - General Counsel of Parent

Exhibit F      Opinion - Counsel to Company

Exhibit G      Excluded Expenses

Exhibit H      Addresses of Company Stockholders


                             TABLE OF DEFINED TERMS

                     Term                                Section
----------------------------------------------   -----------------------
1997 Earn-Out Amount..........................                    2.2(b)
1997 EBITDA...................................                    2.2(a)
1997 Income Statement.........................                    2.2(a)
Affiliates....................................                       6.8
Articles of Merger............................                       1.3
Auditors......................................                    2.2(a)
Cash Consideration............................                    2.1(a)
Certificates..................................                    2.3(b)
Cleanup.......................................                3.20(a)(i)
Closing.......................................                       1.2
Code..........................................                  Recitals
Company.......................................       Page 1, paragraph 1
Company Common Stock..........................                    2.1(a)
Company Stockholders..........................       Page 1, paragraph 1
Company Subsidiary............................                       3.1
complete withdrawal...........................                      3.17
Contracts.....................................                      3.13
Earnout Consideration.........................                    2.1(a)
EBITDA........................................                    2.2(a)
Effective Time................................                       1.3
employee pension benefit plan.................                   3.17(a)
employee pension plan.........................                   3.17(m)
employee welfare benefit plan.................                   3.17(a)
Environmental Claim...........................               3.20(a)(ii)
Environmental Laws............................              3.20(a)(iii)
ERISA.........................................                   3.17(a)
ERISA Affiliate...............................                   3.17(a)
ERISA Plans...................................                   3.17(a)
Exchange Agent................................                    2.3(a)
Exchange Fund.................................                    2.3(a)
Excluded Expenses.............................                    2.2(a)
Facilities....................................                      3.11
Financial Statements..........................                       3.7
Fixtures and Equipment........................                      3.12
GAAP..........................................                    2.2(a)
Governmental Entity...........................                       3.6
Hazardous Materials...........................               3.20(a)(iv)
HSR Act.......................................                       3.6
Intellectual Property.........................                      3.26
Interim Date..................................                       3.7
Interim Financial Statements..................                       3.7
Leases........................................                      3.12
Liabilities...................................                       3.8
Material Adverse Effect.......................                       3.1
Merger........................................                       1.1
Merger Sub....................................       Page 1, paragraph 1
Merger Consideration..........................                    2.1(a)
Parent........................................       Page 1, paragraph 1
Parent Common Stock...........................                    2.1(a)
Parent SEC Documents..........................                       5.7

                     Term                                Section
----------------------------------------------   -----------------------
partial withdrawal............................
PBGC..........................................                   3.17(c)
PCBs..........................................                   3.20(h)
Permit........................................                      3.15
Personnel.....................................                      3.24
Plans.........................................                   3.17(a)
Proposed Acquisition Transaction..............                       6.4
qualified.....................................
Registration Rights Agreement.................                      6.11
Related Party.................................                    3.9(r)
Release.......................................                3.20(a)(v)
S Corporation.................................
SEC...........................................                       5.7
Securities Act................................                    2.3(b)
Service.......................................              3.17(b)(vii)
Share Consideration...........................                    2.1(a)
single employer...............................                   3.17(a)
SPD...........................................               3.17(b)(iv)
Stockholder Representative....................                       2.4
Surviving Corporation.........................                       1.1
Tax...........................................                   3.19(a)
Taxes.........................................                   3.19(a)
Tax Returns...................................
TBCA..........................................                       1.1
United States real property holding company...
WARN Act......................................                   3.18(b)

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is entered into as of March 7, 1997, by and among Tuboscope Vetco International Corporation, a Delaware corporation ("Parent"), FGS Acquisition Corp., a Texas corporation and wholly owned subsidiary of Parent ("Merger Sub"), Fiber Glass Systems, Inc., a Texas corporation (the "Company"), and the stockholders of the Company named in the signature pages hereof (the "Company Stockholders").

                                    RECITALS

     A. The Boards of Directors of Parent, Merger Sub and the Company each have determined that the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, their respective corporations and stockholders.

     B. The Company Stockholders collectively own all of the outstanding capital stock of the Company.

     C. The merger provided for herein is intended to qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), for federal income tax purposes.

     D. Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants, and agreements in connection with, and to establish various conditions precedent to, the merger provided for herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined below), Merger Sub shall be merged (the "Merger") with and into the Company in accordance with the Texas Business Corporation Act (the "TBCA"). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

     1.2 Closing. Unless this Agreement shall have been terminated and the transactions contemplated herein abandoned pursuant to Section 9.1 and assuming the satisfaction or, if permissible, waiver of the conditions set forth in
Article VI, the closing of the Merger (the "Closing") shall take place at 1:00 p.m. on the first business day on or by which all of the conditions to consummation of the Merger provided in Article VI hereof shall have been satisfied or, if permissible, waived at the offices of Jackson & Walker, L.L.P., 112 East Pecan Street, Suite 2100, San Antonio, Texas 78205, unless another date or place is agreed to in writing by the parties hereto.

     1.3 Effective Time. Upon the terms and subject to the conditions hereof, Articles of Merger (the "Articles of Merger") shall be duly prepared, executed and acknowledged by the parties hereto and thereafter delivered to the Secretary of State of the State of Texas for filing as provided in the TBCA, as soon as practicable on or after the Closing. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Texas or at such time thereafter as is provided in the Articles of Merger (the "Effective Time").

     1.4 Effect of the Merger. At the Effective Time, the Merger shall have the effects set forth in the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub, subject to the restrictions contained herein, shall become the debts, liabilities and duties of the Surviving Corporation.

     1.5 Articles of Incorporation; Bylaws. At the Effective Time, the articles of incorporation and bylaws of Merger Sub in effect at the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation, in each case until amended in accordance with applicable law.

     1.6 Directors and Officers. At the Effective Time, the officers and directors of Merger Sub immediately prior to the Effective Time shall become the officers and directors of the Surviving Corporation.


                                   ARTICLE II

                            CONVERSION OF SECURITIES

     2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the holders of any securities of the Company:

          (a) The shares of common stock, no par value, of the Company (the "Company Common Stock") which are issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive
(i) 1,689,542 shares (the "Share Consideration") of common stock, par value $.01 per share, of Parent (the "Parent Common Stock"), (ii) cash (the "Cash Consideration") in the amount of $906,869.01 and (iii) the 1997 Earnout (as defined herein), if any, as provided in Section 2.2 (the "Earnout Consideration," and together with the Share Consideration and the Cash Consideration, the "Merger Consideration"). The Share Consideration and Cash Consideration shall be allocated among the stockholders of the Company as set forth in Exhibit A and the Earnout Consideration shall be allocated among the
         ---------
stockholders of the Company as set forth in Section 2.2.

          (b) Each share of Company Common Stock owned by or held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time shall be automatically cancelled and extinguished without any conversion thereof and shall cease to exist and no payment or consideration shall be made or delivered with respect thereto.

          (c) Each share of capital stock of Merger Sub which is issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

     2.2  1997 Earnout.

          (a) On or before March 31, 1998, Ernst & Young, L.L.P., or another nationally recognized accounting firm reasonably acceptable to Parent and the Company Stockholders (the "Auditors"), shall prepare and deliver to Parent and the Stockholder Representative (as defined herein) an income statement of the Surviving Corporation for the 1997 fiscal year, including the portion of such year from December 28, 1996 through the Closing (the "1997 Income Statement"), which statement shall set forth the Surviving Corporations's EBITDA (as defined below) for such calendar year (the "1997 EBITDA") and a reasonably detailed calculation of the 1997 Earnout Amount (as defined below). The 1997 Income Statement shall be prepared by the Surviving Corporation in accordance with generally accepted accounting principles ("GAAP") in accordance with past practices and shall fairly and accurately present the EBITDA of the Surviving Corporation for the calendar year ended December 31, 1997 (and shall not include adjustments to reflect the allocation of the purchase price). The determination of the 1997 EBITDA by the Auditors shall be final and binding on the parties hereto. For purposes of this Agreement, "EBITDA" shall be mean earnings before interest, taxes, depreciation and amortization, but excluding the expenses and related items listed on Exhibit G (the "Excluded Expenses"). The
                                     ---------
parties both agree that the Auditors shall audit the Excluded Expenses in accordance with generally accepted auditing standards in accordance with past practices with respect to the Company.

          (b) The "1997 Earnout Amount" shall be a number of shares of Parent Common Stock, not to exceed 750,000 shares in accordance with past practices, equal to:

               750,000 x (1997 EBITDA - $6,000,000)
                          ------------------------
                               ($1,250,000)

              (i) If the 1997 Earnout Amount is a positive number of shares, then Parent shall promptly deliver to each Company Stockholder, but in no event later than May 31, 1998, pro rata based on the number of shares of Company Common Stock held by each such holder immediately prior to the Effective Time, the Earnout Consideration to be received by such Company Stockholder pursuant to this Section 2.2. The Earnout Consideration to be delivered to each Company Stockholder pursuant to this Section 2.2(b) shall consist of cash and shares of Parent Common Stock in the percentages set forth in Exhibit A. For purposes of
                                                    ---------
computing any cash to be paid pursuant to this Section 2.2(b)(i), all shares of Parent Common Stock shall be valued at $15.00 per share.

              (ii) If the 1997 Earnout Amount is equal to or less than zero shares, then the Company Stockholders shall not be entitled to receive any Earnout Consideration pursuant to this Section 2.2.

          (c) Parent agrees that during the 1997 Earnout Amount period it will permit the Company to operate and carry on its business in the ordinary course consistent with past practices provided that such operations do not impair the value of the Company in Parent's reasonable judgment.

     2.3 Exchange of Certificates. (a) As of the Effective Time, Parent shall deposit or cause to be deposited with or for the account of a bank or trust company to be designated by Parent, which is reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of the Company Common Stock, for exchange through the Exchange Agent in accordance with this Article II, (i) certificates evidencing the shares of Parent Common Stock representing the Share Consideration issuable in exchange for Shares of Company Common Stock pursuant to Section 2.1(a)(i) and (ii) cash in the aggregate amount sufficient to pay the aggregate Cash Consideration for shares of Company Common Stock converted pursuant to Section 2.1(a)(ii) (the shares and cash so deposited, together with any dividends or distributions with respect to such shares, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the shares of Parent Common Stock and cash required to be delivered pursuant to Sections 2.1 out of the Exchange Fund to holders of shares of Company Common Stock. Except as contemplated by Section 2.3(f), the Exchange Fund shall not be used for any other purpose. The Exchange Agent shall invest cash in the Exchange Fund, on a daily basis, as directed by Parent. Any interest, dividends or other income earned on the investment of cash or other property held in the Exchange Fund shall be for the account of and payable to Parent.

          (b) As soon as practicable (and in no event later than 20 days after the Effective Date), the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only at or following the Effective Time and only upon delivery of the Certificates to the Exchange Agent and which shall be in form and substance reasonably satisfactory to Parent) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration with respect to the shares of Company Common Stock represented thereby. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in accordance with Section 2.1 in respect of the shares of Company Common Stock formerly evidenced by such Certificate, (B) cash which such holder has the right to receive in accordance with Section 2.1 in respect of the shares of Company Common Stock formerly evidenced by such Certificate,
(C) any cash payment in lieu of fractional shares that the holder of such Certificate is entitled to receive pursuant to Section 2.3(e) and (D) any dividends or other distributions to which such holder is entitled pursuant to
Section 2.3(c), and the Certificate so surrendered shall be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, certificates evidencing the proper number of shares of Parent Common Stock and cash may be issued and paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to Parent that any applicable stock transfer taxes have been paid. Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145(c) of the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Parent has received a written agreement from such person as provided in Section 6.8. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent and evidence only the right to receive upon such surrender the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby in accordance with this Section 2.3.

          (c) Notwithstanding any other provision of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock which such holder is entitled to receive, and no Cash Consideration or cash in lieu of fractional shares shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate for exchange as provided herein, there shall be paid to the holder of the certificates evidencing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) as promptly as reasonably practicable following such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.3(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore payable (and not paid) with respect to such whole shares of Parent Common Stock, in each case less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

          (d) The shares of Parent Common Stock issued and cash paid upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such shares of Company Common Stock.

          (e) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of Parent. In lieu of any such fractional shares, each holder of Company Common Stock upon surrender of a Certificate for exchange pursuant to this Section 2.3 shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) $15.00 by (ii) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock then held of record by such holder).

          (f) Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock as of the date which is 12 months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Parent (as unsecured general creditors thereof) for payment of the Merger Consideration, and any cash in lieu of fractional shares and any unpaid dividends or distributions with respect to Parent Common Stock, to which they are entitled pursuant hereto.

          (g) Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

          (h) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, and any cash in lieu of fractional shares and any unpaid dividends or distributions with respect to the Per Share Consideration to which they are entitled pursuant hereto.

          (i) From and after the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of Company Common Stock on the books and records of the Company or the Surviving Corporation. If, after the Effective Time, any Certificates are presented to the Exchange Agent or the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

     2.4 Stockholder Representative. Holders of a majority of the outstanding shares of Company Common Stock (as their ownership existed as of the Closing) may, by written notice to Parent, designate an individual or entity as the Stockholder Representative for purposes of Section 2.2 (the "Stockholders Representative"), which individual or entity need not be a holder of Company Common Stock. Holders of a majority of the outstanding shares of Company Common Stock may also remove the Stockholder Representative and/or designate a successor, in which event written notice of such removal or designation shall be given to Parent. If no Stockholder Representative is so designated, Parent shall designate an individual or entity to act in such capacity.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                          AND THE COMPANY STOCKHOLDERS

     For purposes of this Article III, references to the Company shall include, without limitation, the Company and the Company Subsidiary (as defined herein). The Company and the Company Stockholders hereby represent and warrant to Parent and Merger Sub as of the date hereof as follows:

     3.1 Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority to own, lease and operate its properties and conduct its business as it is presently being conducted. Star Composites International, Inc., a wholly owned subsidiary of the Company (the "Company Subsidiary"), is duly organized, validly existing and in good standing under the laws of the United States Virgin Islands and has all requisite power and authority to own, lease and operate its properties and conduct its business as it is presently being conducted. Each of the Company and the Company Subsidiary is duly qualified to do business as a foreign corporation or other entity and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on the Company. Each jurisdiction in which the Company or the Company Subsidiary is qualified to do business as a foreign corporation or other entity is listed in Section 3.1 of the Disclosure Schedule. For purposes of this Agreement, a "Material Adverse Effect" shall mean changes, developments or occurrences which, individually or in the aggregate, have materially adversely affected or would have a material adverse effect on the business, prospects, assets, profits, sales, financial position or results of operations of the entity concerned.

     3.2 Capitalization of the Company. The authorized capital stock of the Company consists of 1,300,000 shares divided into (a) one class of 1,000,000 shares of Common Stock, no par value, and (b) one class of 300,000 shares of Preferred Stock, par value $10.00 per share; provided, however, 21,249 shares of Series A Preferred Stock were redeemed and cancelled by the Company and are not available for reissuance. As of the date hereof, there were outstanding 59,738.94 shares of Company Common Stock, the record and, to the knowledge of the Company and the Company Stockholders, beneficial owners of which are set forth in Section 3.2 of the Disclosure Schedule. All such outstanding capital stock is duly authorized, validly issued, fully paid and nonassessable. The Company has no other outstanding securities, including, but not limited to, Preferred Stock, options, warrants or other securities convertible into or exercisable for shares of the Company's capital stock or other securities of the Company. The Company has not issued any other shares of capital stock, nor repurchased, redeemed or otherwise acquired any shares of its capital stock.

     3.3 Subsidiaries. The Company directly owns all of the outstanding capital stock of the Company Subsidiary. Except for its interest in the Company Subsidiary, the Company does not own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation or by any partnership, limited liability company, organization or other entity.

     3.4 Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby to be consummated by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equity remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

     3.5 No Conflict or Violation. The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the Merger and the other transactions pursuant hereto will not, (a) conflict with or violate the articles of incorporation or bylaws or other organizational documents of the Company, (b) conflict with or violate any material law, statute, rule, regulation, order, judgment, writ, injunction or decree applicable to the Company or any of its respective properties or assets or (c) result in a violation or breach of or constitute a default under (or an event which with the giving of notice or the lapse of time or both would constitute a default under), require any consent, approval or authorization under, result in the loss of a material benefit or result in any provision becoming applicable or effective under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any material property or asset of the Company or any of its subsidiaries may be bound or affect, except in the case of each of clauses (b) and (c) for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect on the Company.

     3.6 Consents and Approvals. No consent, approval, authorization or permit of, or declaration, filing or registration with, any federal, state, local, foreign or other governmental, judicial or regulatory authority (each a "Governmental Entity"), or any other person or entity, is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for (a) the filing and recordation of appropriate merger documents as required by Texas law, and (b) the pre-merger notification and report requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations thereunder (the "HSR Act").

     3.7 Financial Statements. The financial statements of the Company as of and for the periods ended December 30, 1994, December 29, 1995 and December 27, 1996 (the "Financial Statements") (i) are complete and accurate in all material respects and are consistent with the books and records of the Company (which are complete and accurate in all material respects), (ii) have been prepared in accordance with GAAP consistently applied as of the dates and for the periods covered thereby, and (iii) fairly present, in accordance with GAAP consistently applied as of the dates and for the periods covered thereby, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods then ended and include no change in the application of accounting principles; provided, however, that the financial statements as of and for the period ended December 30, 1994 are reviewed, but unaudited and do not include footnote disclosures in accordance with GAAP (which omitted footnote disclosures are not, in the aggregate, material). The Financial Statements are attached hereto as Section 3.7 of the Disclosure Schedule.

     3.8 No Undisclosed Liabilities. The Company has no liabilities, obligations, debts or commitments of any nature (absolute, accrued, contingent or otherwise), matured or unmatured ("Liabilities"), except (i) Liabilities which are adequately reflected or reserved against in the Financial Statements or (ii) Liabilities disclosed in Section 3.8 of the Disclosure Schedule.

     3.9 No Changes. Except as disclosed in Section 3.9 of the Disclosure Schedule, since December 29, 1996 (the "Interim Date") the Company has conducted its business only in the ordinary course. Without limiting the generality of the foregoing sentence, except as disclosed in Section 3.9 of the Disclosure Schedule, since the Interim Date there has not been:

          (a) any change in the financial condition, assets, liabilities, net worth, business or prospects of the Company, except changes in the ordinary course of business, none of which, individually or in the aggregate, is in excess of $20,000;

          (b) any material damage, destruction or loss, whether or not covered by insurance, adversely affecting the properties in the aggregate or business of the Company, or any material deterioration in the operating condition of the Company's assets;

          (c) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind of any of the Company's assets, tangible or intangible in excess of $20,000 in the aggregate;

          (d) any strike, walkout, labor trouble or any other new or continued event, development or condition of any character which has or could have a Material Adverse Effect on the Company;

          (e) any declaration, setting aside or payment of a dividend or other distribution in respect of any of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of any capital stock of the Company or any rights to purchase such capital stock or securities convertible into or exchangeable for such capital stock;

          (f) issuance by the Company of, or commitment of the Company to issue, any shares of stock or other equity securities or obligations or securities convertible into or exchangeable for shares of stock or other equity securities;

          (g) (i) any increase in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for ordinary business expenses) or loan to, any officer, director, employee or stockholder of the Company, (ii) or any increase in, or any addition to, other benefits (including without limitation any bonus, profit sharing, pension or other plan) to which any of the Company's officers, directors, employees or stockholders may be entitled, or any payments to any pension, retirement, profit sharing, bonus or similar plan, (iii) any other payment of any kind to or on behalf of any such officer, director, employee or stockholder other than payment of base compensation and reimbursement for reasonable business expenses in the ordinary course of business, (iv) the adoption, creation or amendment of any Plan by the Company, (v) an employment agreement (written or verbal) made by the Company to which the Company is a party or (vi) any other change in employment terms for any of the officers of the Company or, except in the ordinary course of business, of any of the employees or agents of the Company;

          (h) any making or authorization of any capital expenditures in excess of $20,000;

          (i) any cancellation or waiver of any right material to the operation of the Company's business or any cancellation or waiver of any debts or claims of substantial value or any cancellation or waiver of any debts or claims against any Related Party;

          (j) any sale, transfer or other disposition of any assets of the Company, except sales of assets in the ordinary course of business;

          (k) acceleration, amendment, cancellation or termination or threatened cancellation or termination of any Contract, license or other instrument to which the Company is a party or by which the Company is bound (i) involving an affiliate of the Company, (ii) involving payments in excess of $20,000 in the aggregate or (iii) that are otherwise material to the Company;

          (l) any payment, discharge or satisfaction of any Liability by the Company, other than the payment, discharge or satisfaction, in the ordinary course of business, of Liabilities shown or reflected on the Financial Statements, or incurred in the ordinary course of business since the Interim Date;

          (m) any delay or failure to repay when due any obligation of the Company in excess of $10,000;

          (n) any adverse change or any overt threat of any adverse change in the Company's relations with, or any loss or threat of loss of, any of the Company's customers, clients or suppliers;

          (o) any write-offs as uncollectible of any notes or accounts receivable of the Company or write-downs of the value of any assets by the Company other than in immaterial amounts;

          (p) any change by the Company in any method of accounting or keeping its books of account or accounting practices;

          (q) any creation, incurrence, assumption or guarantee by the Company of any Liabilities in excess of $20,000, or any creation, incurrence, assumption or guarantee by the Company of any indebtedness for money borrowed;

          (r) any payment, loan or advance of any amount to or in respect of, or any sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entering into of any agreement, arrangement or transaction with, any stockholder of the Company, any of the officers or directors of the Company, any affiliate or relative of any stockholder of the Company, the Company or any of their respective officers or directors, or any business or entity in which any stockholder of the Company, the Company, any of the officers or directors of the Company or any affiliate or relative of any such person has any direct or material indirect interest (a "Related Party");

          (s) any disposition or license of or failure to keep in effect any rights in, to or for the use of any patent, trademark, service mark, trade name or copyright, or any disclosure to any person not an employee or Related Party or other disposal of any trade secret, process or know-how used by the Company in its business;

          (t) any amendment to the organizational documents of the Company or the Company Subsidiary;

          (u) a failure to maintain in full force and effect substantially the same level and types of insurance coverage as in effect on the Interim Date;

          (v) any agreement (either oral or written) by the Company or any of its officers or directors to do any of the foregoing; or

          (w) any other event or condition of any character that individually or in the aggregate has a Material Adverse Effect, or any other event or condition not otherwise disclosed herein or in the Disclosure Schedule (other than events or conditions affecting the economy generally) known to the Company that it is reasonable to expect will, individually or in the aggregate, have a Material Adverse Effect in the future.

     The Company has not entered into any written or oral agreement which would result into any of the above.

     3.10 Accounts Receivable. All of the accounts and notes receivable of the Company are reflected in the Financial Statements and, together with all notes receivable of the Company arising since the Interim Date, represent bona fide claims of the Company against debtors for sales, services performed or other changes arising on or before the date hereof and have arisen in the ordinary course of business.

     3.11 Title to Assets. Section 3.11 of the Disclosure Schedule contains a list of all real property (including, without limitation, offices, buildings, manufacturing facilities, warehouses, improvements and other structures) owned or leased by, or used in the business of the Company (the "Facilities") and any rights that the Company may have in real property (including, without limitation, easements and rights-of-way and access). Section 3.11 of the Disclosure Schedule identifies all material tangible personal property and rights in material tangible personal property of Company. The Company's Facilities and other assets have been maintained in accordance with normal industry practice, are in reasonable operating condition and repair (except for ordinary wear and tear), are sufficient for the operation of the Company's business as currently conducted and conform in all material respects to all applicable Regulations (including Environmental Laws) relating to their construction, use and operation. All Facilities and other assets of the Company material to the conduct of its business as presently conducted are owned or leased by the Company, and are, except for changes in the ordinary course of business after the Interim Date, reflected in the Financial Statements. The Company owns good and, in the case of real property, indefeasible fee or leasehold title to the real and personal property owned or leased by it, free and clear of any Encumbrances, except as set forth in Section 3.11 of the Disclosure Schedule (none of which Encumbrances disclosed or referred to in Section 3.11 of the Disclosure Schedule impair the current use or diminish the value of any material item of property to any material extent).

     3.12 Leases, Facilities. Section 3.12 of the Disclosure Schedule contains a list of all real property leases, subleases, amendments, options and other leasehold interests to which the Company is a party (the "Leases"), including without limitation a general description of the leased property, the commencement date, the termination date, monthly rent, the square feet, any rent escalation provisions, any mandatory or elective expansion provisions, any renewal options and any early termination options covered by each Lease. All of the Leases are valid and binding, in full force and effect and enforceable by the Company in accordance with their respective terms. The Company is not in default under any Lease, and, to the Company's or the Company Stockholders' knowledge, no event exists which with notice or lapse of time or both would constitute a default or an event of default thereunder. Such leased Facilities are not subject to any Encumbrances, encroachments, zoning ordinances, administrative regulations or building or use restrictions which in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of the Company.

     Except for Leases listed in Section 3.12 of the Disclosure Schedule and as contemplated by this Agreement and the transactions contemplated hereby, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Facility, or any real property.

     All Facilities have received all material required approvals of governmental authorities (including without limitation material Permits (as defined herein) and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable Regulations.

     All Facilities are supplied with utilities (including without limitation water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated, and there is no condition which would reasonably be expected to result in the termination of the present access from any Facility to such utility services.

     The improvements constructed on the Facilities, including without limitation all leasehold improvements, and all Fixtures and Equipment (as defined below) and other tangible assets owned, leased or used by the Company at the Facilities are (i) insured to the extent and in a manner customary in the industry, (ii) structurally sound with no known material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, the cost of which would not be material, (v) sufficient for the operation of the business of the Company as presently conducted and (vi) in conformity, in all material respects, with all applicable Regulations. None of the improvements is subject to any commitment or other arrangement for their sale or use by any affiliate of the Company or third parties. For purposes of this Agreement, "Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery, automobiles, trucks, spare parts, supplies, equipment, tooling, molds, patterns, dies and other tangible personal property owned by the Company, wherever located and including any such Fixtures and Equipment in the possession of any supplier of the Company, including all warranty rights with respect thereto.

     There are no pending, or to the knowledge of the Company or the Company Stockholders, threatened (in writing) condemnation proceedings with respect to any leased real property, or pending or, or to the knowledge of the Company or the Company Stockholders, threatened (in writing) litigation or administrative actions relating to any leased Facility.

     There are no subleases, licenses, options, rights, concessions or other agreements or arrangements, written or oral, granting to any Person the right to sue or occupy any Facility or any portion thereof or interest therein.

     The Company has received no notice and is not aware of any special assessment relating to any Facility or any portion thereof and there is no pending or threatened (in writing) special assessment.

     3.13 Contracts and Commitments. Except the material contracts, agreements, commitments and other arrangements, whether oral or written, to which the Company is a party (the "Contracts") set forth in Section 3.13 of the Disclosure Schedule, the Company is not a party to any written or oral:

          (a) contract, agreement, commitment or personal property lease which requires the Company to make payments thereunder in excess of $20,000;

          (b) note, loan or evidence of indebtedness on the part of the Company of more than $20,000;

          (c) contracts, agreements or commitments not otherwise described in
(a) or (b) above which are not in the ordinary course of the Company's business or which materially affect the Company's business;

          (d) contracts, agreements or commitments containing covenants limiting the freedom of the Company to engage in any line of business or compete with any other person;

          (e) partnership or joint venture agreements;

          (f) contracts, agreements or commitments which have an unexpired term in excess of 12 months from the date hereof;

          (g) employment contracts, severance agreements or other contracts involving annual salary or bonus payments, severance payments or the creation of any Liability, to which any current or former employee or stockholder of the Company is a party;

          (h) labor or union contracts or collective bargaining or similar agreements;

          (i) any oral or written arrangement (or group of related oral or written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other property or for the furnishing or receipt of services, including, without limitation, any customer or vendor contracts, individually in excess of $20,000;

          (j) distribution, franchise, license, technical assistance, sales, commission, consulting, agency or advertising contracts related to the business of the Company, except for those providing for payments of less than $20,000;

          (k) promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money of the Company, individually in excess of $20,000 or in the aggregate in excess of $40,000, whether the Company shall be the borrower, lender or guarantor thereunder or whereby any assets of the Company are pledged (excluding credit provided by the Company in the ordinary course of business to purchasers of its products); or

          (l) any other written arrangement (or group of related written arrangements) under which the consequences of a default or termination could have a Material Adverse Effect on the Company.

     The Company has delivered to Parent true, correct and complete copies of all of the Contracts listed in Section 3.13 of the Disclosure Schedule, including all amendments and supplements thereto. Neither the Company nor, to the Company's or the Company Stockholders' knowledge, any other party thereto is in default in any material respect (nor does any circumstance exist which, with notice or the lapse of time or both, would result in such a default) under any contract. All of the Contracts are in full force and effect, are valid and binding and are enforceable by the Company in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. Each personal property lease listed in Section 3.13 of the Disclosure Schedule includes a description of the leased property, the monthly rent, the term of the lease, any options to purchase the leased property and any provisions for early termination of the lease. Except as set forth in Section 3.13 of the Disclosure Schedule, no party has given any written or, to the knowledge of the Company or the Company Stockholders, oral notice of termination or cancellation of any Contract or that it intends to assert a breach of, or seek to terminate or cancel, any Contract as a result of the transactions contemplated hereby.

     3.14 Litigation, Proceedings and Applicable Law.  Except as set forth in
Section 3.14 of the Disclosure Schedule, there is no action, investigation, suit or other proceeding pending or, to the knowledge of the Company or the Company Stockholders, threatened against or affecting the Company or any properties or assets of the Company or before any court, other Governmental Entity or arbitrator which is material or which could reasonably be expected to prevent or substantially delay consummation of the Merger or any of the other transactions contemplated hereby, or otherwise prevent the Company from performing its obligations under this Agreement. Except as set forth in Section 3.14 of the Disclosure Schedule, the Company is not in default with respect to any judgment, order, writ, injunction or decree of any court or Governmental Entity. Except as set forth in Section 3.14 of the Disclosure Schedule, there is no outstanding order, ruling, decree, judgment or stipulation by or with any court, administrative agency, arbitration panel or other similar authority to which the Company is subject, which adversely affects or could adversely affect (i) the property, assets, business, condition (financial or otherwise), results of operations or prospects of the Company or (ii) the ability of the Company to perform its obligations under this Agreement.

     3.15 Compliance with Law. Except as set forth in Section 3.15 of the Disclosure Schedule, (a) the Company has, in all material respects, complied and is now in compliance with all federal, state, local and foreign laws, ordinances and regulations (including, without limitation, those relating to employment and employment practices), (b) no claims or complaints have been received by the Company from any governmental authorities or other parties that the Company is in violation of any such laws, ordinances and regulations, including any applicable building, zoning, occupational safety and health or similar law, ordinance or regulation in relation to its offices, buildings or other structures or equipment, or the operation thereof, or of any applicable fair employment, equal opportunity or similar law, ordinance or regulation and, to the Company's and the Company Stockholders' knowledge, no such claims or complaints are threatened, and (c) the Company has not received any notice from any governmental authorities of any pending proceedings to take all or any part of the properties of the Company (whether leased or owned) by condemnation or right of eminent domain and, to the Company's knowledge, no such proceedings are threatened. The Company is not in conflict with, or in default or violation of, its articles of incorporation, bylaws or other organizational documents.
Section 3.15 of the Disclosure Schedule sets forth all material Permits (as defined below) issued or required to be issued as of the date hereof to the Company with respect to the ownership or lease of its properties and assets or the conduct of its business. The Company has not failed to comply with, nor is it in violation of, any material Permit in any material respect. Except as indicated on Section 3.15 of the Disclosure Schedule, all material Permits are final and in full force and effect and are not subject to any appeals or further proceedings or to any unsatisfied conditions. No modification, suspension, recession, relocation or cancellation of any material Permit, or any proceeding with respect to any of the foregoing, is pending or, to the Company's or the Company Stockholders' knowledge, threatened. For purposes of this Agreement, "Permit" means any approval, consent, waiver, exemption, variance, franchise, certificate, order, permit, authorization or license of or from any federal, state, local or foreign government, governmental agency, board, tribunal, commission, court or other agency or body with regulatory or governmental authority, including, without limitation, any federal, state, local or foreign zoning, siting or building permit or license or authorization.

     3.16 Insurance. Section 3.16 of the Disclosure Schedule sets forth (i) a complete and accurate list of all casualty, business interruption, directors and officers liability, general liability, workers' compensation and other types of insurance maintained by or for the benefit of the Company, together with the names of the policyholder, carriers and insured, additional insured and loss payees, and the liability limits and expiration date for each such policy, (ii) a list of all claims (in reasonable detail) under any such insurance policy since December 31, 1994, and (iii) a description of any risks for which the Company is self-insured and the amount of reserves established for such purpose. Each policy is in force, and no notice has been received by the Company from any insurance carrier purporting to cancel or refuse renewal, reduce or dispute coverage under any such policy. All premiums or other payments due under all such policies have been timely paid in full. Section 3.16 of the Disclosure
Schedule identifies which insurance policies are "occurrence" or "claims made." All insurance coverage held by or for the benefit of the Company and the amount of reserves established for self-insured risks are reasonably adequate to cover risks customarily insured against by similar companies in similar businesses. The Company is not in default under any of such policies or binders, and the Company has not failed to give any notice or to present any material claim under any such policy or binder in a due and timely fashion.

     3.17 Employee Benefit Plans; ERISA.

          (a) Section 3.17 of the Disclosure Schedule contains a list of all employees of the Company as of December 31, 1996 and the annual compensation for each such employee as of such date. Section 3.17 of the Disclosure Schedule also contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, savings, stock bonus, thrift or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any employee or former employee of the Company, whether formal or informal and whether legally binding or not (the "Plans").
Section 3.17 of the Disclosure Schedule identifies each of the Plans that is an "employee welfare benefit plan" or "employee pension benefit plan" as such terms are defined in sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"). None of the Plans is, or ever has been, (i) subject to Title IV of ERISA; (ii) subject to Section 412 of the Code; (iii) a multiemployer pension plan (within the meaning of Section 3(37) of ERISA; or (iv) subject to Section 501(c)(9) of the Code. Neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any employee or terminated employee of the Company or any ERISA Affiliate.

          (b) With respect to each of the Plans, the Company has heretofore delivered or made available to Parent true and complete copies of each of the following documents:

          (i) a copy of the Plan (including all amendments thereto);

          (ii) a copy of the Form 5500 series annual report, if required under ERISA, with respect to each such Plan for the last three years;

          (iii) a copy of the most recent Summary Plan Description ("SPD"), together with all Summaries of Material Modification issued with respect to such SPD, required under ERISA with respect to such Plan, and all other material employee communications relating to such Plan;

          (iv) if the Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof;

          (v) all contracts relating to the Plans with respect to which the Company may have any liability, including, without limitation, insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and

          (vi) the most recent determination letter (or prototype opinion letter, if applicable) received from the Internal Revenue Service (the "Service") with respect to each Plan that is intended to be qualified under
Section 401 of the Code.

          (c) There are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of, or against, any of the Plans or any trusts related thereto.

          (d) Neither the Company, nor any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder nor any trustee, fiduciary or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any ERISA Affiliate, any of the ERISA Plans, any such trust, any trustee, fiduciary or administrator thereof, or any party dealing with the ERISA Plans or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975, 4976 or 4980B of the Code.

          (e) Full payment has been made, or will be made in accordance with section 404(a)(6) of the Code, of all amounts that the Company or any ERISA Affiliate is required to pay under the terms of each of the ERISA Plans, and all such amounts properly accrued through the Closing with respect to the current plan year thereof will be paid by the Company on or prior to the Closing or will be properly recorded on the Financial Statements.

          (f) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

          (g) Each of the ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified.

          (h) No Plan provides benefits, including without limitation death or medical benefits (whether or not insured), or life insurance benefits, with respect to current or former employees after retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company, or (iv) benefits, the full cost of which is borne by the current or former employee (or his or her beneficiary).

          (i) Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any person to benefits under any Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any pension plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

     3.18 Labor Matters.

          (a) Except as set forth in Section 3.18 of the Disclosure Schedule,
(i) there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the knowledge of the Company, or Company Stockholders threatened against or affecting the Company and, during the past five years, there has not been any such action, (ii) to the knowledge of the Company or the Company Stockholders, there are no union claims to represent the employees of the Company, (iii) the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company, (iv) none of the employees of the Company are represented by any labor organization and neither the Company nor the Company Stockholders have any knowledge of any current union organizing activities among the employees of the Company, nor does any question concerning representation exist concerning such employees, (v) there are no written personnel policies, rules or procedures applicable to employees of the Company, other than those set forth in Section 3.18 of the Disclosure Schedule, true, correct and complete copies of which have heretofore been delivered to Parent,
(vi) the Company is and has at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation,
(vii) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company or the Company Stockholders, threatened before the National Labor Relations Board or any similar state or foreign agency, (viii) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Company, (ix) to the knowledge of the Company or the Company Stockholders, no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other corresponding state agency, (x) to the knowledge of the Company or the Company Stockholders, no federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to or relating to the Company and no such investigation is in progress, (xi) there are no pending or, to the knowledge of the Company, threatened wage and hour claims filed against the Company with the United States Department of Labor or any corresponding state agency, (xii) there are no pending citations relating to the Company filed by the Occupational Safety and Health Administration nor any corresponding state agency, and, to the knowledge of the Company or the Company Stockholders, there are no threatened citations relating to the Company, (xiii) there is no pending investigation of, or complaint pending against, the Company by the Office of Federal Contract Compliance Programs or any corresponding state agency, and, to the knowledge of the Company or the Company Stockholders, there are no threatened investigations or complaints and (xiv) there are no complaints, controversies, lawsuits or other proceedings pending or, to the knowledge of the Company or the Company Stockholders, threatened that allege breach or violation of any express or implied contract of employment, any law or regulation governing employment or the termination thereof, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

          (b) Since the enactment of the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act"), the Company has not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, or (ii) a mass layoff (as defined in the WARN Act) affecting any site of employment or facility of the Company; nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Section 4.18 of the Disclosure Schedule, none of the employees of the Company has suffered an "employment loss" (as defined in the WARN Act) since January 1, 1990.

     3.19 Tax Matters.

          (a) The Company has delivered or made available to Parent (i) true, correct and complete copies of all federal, state, local and foreign income and franchise Tax Returns (as defined below) filed by the Company for all taxable periods ending on or after December 31, 1993 and (ii) all examination notices and reports and statements of deficiency assessed or proposed against or agreed to by the Company, the Company Subsidiary or any affiliated group(s) of corporations including, or which included at any time, the Company or the Company Subsidiary (such affiliated group(s), as to the taxable periods during which the Company or the Company Subsidiary were included in such group(s), being hereinafter referred to as the "Company Affiliated Group") with respect to any taxable period that ended on or after December 31, 1993 or with respect to which the Company, the Company Subsidiary or any member of the Company Affiliated Group has any potential exposure for assessment of a tax. For purposes of this Agreement, "Tax" or "Taxes" shall mean any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other government charge of any nature whatsoever, including without limitation income, estimated income, business occupation, franchise, property, payroll, personal property, sales, transfer, use, VAT, excise, employment, commercial rent, occupancy, franchise and withholding taxes, and any premium, including without limitation interest, penalties and additions in connection therewith.

          (b) All returns, declarations, reports, estimates, statements, schedules or other information or documents with respect to Taxes (collectively, "Tax Returns") required to be filed by the Company through the date hereof have been properly and timely filed (giving effect to extensions granted with respect thereto) and the Company will properly and timely file or cause to be filed all Tax Returns required to be filed on or prior to the Effective Time. All Tax Returns are and shall be true, correct and complete in all material respects. All Taxes of the Company, the Company Subsidiary and the Company Affiliated Group and each member thereof in respect of periods beginning before the date hereof have been paid or an adequate reserve has been established therefor, as set forth in Section 3.19 of the Disclosure Schedule, and neither the

Company, the Company Subsidiary nor the Company Affiliated Group or any member thereof has any liability (actual or contingent) for Taxes in excess of the amounts so paid or the reserves so established.

          (c) There are no liens for Taxes upon any of the assets of the Company except liens for taxes not yet due and payable.

          (d) To the knowledge of the Company and the Company Stockholders, all transactions and reporting positions that could give rise to a penalty as a result of a substantial understatement of income tax by the Company, the Company Subsidiary, the Company Affiliated Group or any member thereof within the meaning of Section 6662(d) of the Code (including any predecessor and similar state statutes) have been adequately disclosed on the Tax Returns filed as of the date hereof in accordance with Section 6662(d)(2)(B) of the Code (or, if applicable, any predecessor and similar state statutes).

          (e) Neither the Company nor the Company Subsidiary has made any change in accounting methods from those applied in preparing the most recently filed Tax Returns of the Company and the Company Subsidiary, received a ruling from any taxing authority or signed an agreement with any taxing authority that could reasonably be expected to have, after the date hereof, a Material Adverse Effect on the Company.

          (f) The Company, the Company Affiliated Group and all members thereof have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any foreign laws) and has, within the time and the manner prescribed by law, withheld from all payments in the nature of wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

          (g) Except as set forth in Section 3.19 of the Disclosure Schedule, no Tax Returns of or including the Company or the Company Subsidiary and filed after December 31, 1989 have been examined by the Internal Revenue Service, and no audit or other proceeding by any federal, state, local or foreign court, governmental, regulatory, administrative or similar authority is presently pending with respect to any Taxes or Tax Return of the Company or the Company Affiliated Group or any member thereof, and, to the best knowledge of the Company and the Company Stockholders, no person has received written notice of any pending audits or proceedings. Section 3.19 of the Disclosure Schedule sets forth the nature of any such audit or proceeding, the type of Tax Return, any deficiencies proposed, asserted or assessed, the amount thereof and the tax year(s) in question. Except as set forth in Section 3.19 of the Disclosure Schedule, to the knowledge of the Company and the Company Stockholders, no deficiency for any Taxes has been proposed, asserted or assessed against the Company or the Company Affiliated Group or any member thereof that has not been resolved and paid in full. Except as set forth in Section 3.19 of the Disclosure Schedule, there are no outstanding waivers, extensions, or comparable consents regarding the application of any applicable statute of limitations with respect to any Taxes or Tax Returns that have been given by the Company or the Company Affiliated Group or any member thereof (including the time for filing of Tax Returns or paying Taxes) and there are no pending requests for any such waivers, extensions, or comparable consents.

          (h) Neither the Company nor the Company Affiliated Group is a party to and is bound by or has any obligation under any Tax sharing, allocation or indemnity agreement or similar contract or arrangement.

          (i) No power of attorney granted by the Company, the Company Affiliated Group or any member thereof with respect to any Taxes is currently in force.

          (j) The Company has not filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.

          (k) The Company is not and has not been a "United States real property holding corporation" (as defined in Section 897(c) (2) of the Code) during an applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (l) The Company has not filed any election to be an "S Corporation" within the meaning of Section 1362(a) of the Code or under any analogous provision of state or local law.

          (m) The Company is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for U.S. federal income tax purposes.

          (n) The Company is not subject to liabilities for Taxes of any other person, including, without limitation, liability arising from the application of U.S. Treasury Regulation Section 1.1502-6 or any analogous provision of Tax law.

          (o) To the knowledge of the Company and the Company Stockholders, no claim has ever been made by a taxing authority in a jurisdiction where the Company does not pay Taxes or file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction.

          (p) Except as set forth on Section 3.19 of the Disclosure Schedule, the Company is not a party to (i) any "safe harbor lease" within the meaning of
Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982, (ii) a lease involving "tax-exempt use property" within the meaning of Section 168(h) or (iii) a lease which is properly characterized as other than a true lease for income tax purposes.

          (q) The Company has not agreed, or to the knowledge of the Company or the Company Stockholders, is it otherwise required, to make any adjustment under
Section 481 of the Code by reason of a change in accounting method or otherwise.

          (r) The Company has not made or become obligated to make, or will not as a result of any event(s) connected with the acquisition of Company pursuant to this Agreement or any other transaction contemplated in this Agreement, make or become obligated to make any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

          (s) There are no outstanding balances of deferred gain or loss accounts related to deferred intercompany transactions between the Company and the Company Subsidiary.

          (t) The Company's tax basis, and excess loss account, if any, in the Company Subsidiary is set forth in Section 3.19 of the Disclosure Schedule.

          (u) Section 3.19 of the Disclosure Schedule sets forth each jurisdiction in which the Company, the Company Subsidiary, the Company Affiliated Group and each member thereof is, or has been (with respect to any taxable period or event that ended or occurred after December 31, 1989), subject to imposition of a Tax.

          (v) Each subsidiary of the Company which has been treated by the Company as an "FSC" within the meaning of Section 922 of the Code has met at all relevant times the definition of an "FSC" and has qualified and will qualify for the special treatment of an "FSC" set forth in Code Section 921 et. seq.

          (w) Immediately following the Merger, the Company will own at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company at the time discussions were initiated which led to execution of this Agreement. For purposes of this representation, amounts paid by the Company to dissenters, amounts paid by the Company to its stockholders who received cash or other property pursuant to this Agreement or any related agreement or understanding, Company assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company at any time after discussions were initiated which led to execution of this Agreement will be included as assets of the Company.

          (x) The Company is not an "investment company" as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

          (y) The fair market value of the assets of the Company immediately prior to and immediately following the Merger will equal or exceed the sum of the liabilities of the Company, including, without limitation, any liabilities to which such assets are subject.

          (z) To the knowledge of the Company and the Company Stockholders, none of the Parent Common Stock to be received by any stockholder of the Company who is also an employee will be separate consideration for, or allocable to, any employment agreement, and the compensation paid by the Company to each person who is an employee will be for services actually rendered and will be commensurate with the amount which would be paid to third parties bargaining at arm's length for similar services.

     3.20 Environmental Matters.

          (a)  As used in this Agreement:

              (i) "Cleanup" means all actions required by Environmental Laws or court order by third parties to (A) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment, (B) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare of the indoor or outdoor environment, (C) perform pre-remedial studies and investigations and post-remedial monitoring and care or (D) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

              (ii) "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any third person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or Release into the indoor or outdoor environment, of any Hazardous Materials at any location, whether or not owned or operated by the Company, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

              (iii) "Environmental Laws" means all federal, state, local and foreign laws and regulations in effect as of the Effective Date relating to pollution or protection of occupational and human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

              (iv) "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. (S)300.5, or defined as such by, or regulated as such under, any Environmental Law.

              (v) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in, the air, soil, surface water, groundwater or property.

          (b) The Company is in compliance in all material respects with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof). The Company has not received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is not in such compliance, and there are no past or present actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in the future. All Permits and other governmental authorizations currently held by the Company pursuant to applicable Environmental Laws are identified in Section 3.20 of the Disclosure Schedule.

          (c) Except as set forth in Section 3.20 of the Disclosure Schedule, no transfers of permits or other governmental authorizations under Environmental Laws, and no additional permits or other governmental authorizations under Environmental Laws, will be required to permit the Company to conduct its business in material compliance with all applicable Environmental Laws immediately prior to the Closing.

          (d) There is no material Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

          (e) Except as set forth in Section 3.20 of the Disclosure Schedule, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release, emission, discharge, presence or disposal of any Hazardous Material, which could form the basis of any material Environmental Claim against the Company or, to the knowledge of the Company or the Company Stockholders, against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

          (f) Except as set forth in Section 3.20 of the Disclosure Schedule, the Company has not, and, to the knowledge of the Company or the Company Stockholders, no other person has Released, placed, stored, buried or dumped Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any Facility currently or formerly owned, operated or leased by the Company.

          (g) The Company has delivered or otherwise made available for inspection to Parent true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company pertaining to Hazardous Materials in, on, beneath or adjacent to any Facility currently or formerly owned, operated or leased by the Company, or regarding the Company's compliance with applicable Environmental Laws.

          (h) Except as set forth in Section 3.20 of the Disclosure Schedule, without in any way limiting the generality of the foregoing, no Facility currently or formerly owned, operated or leased by the Company contains any (i) underground storage tanks; asbestos; polychlorinated biphenyls ("PCBs"), (ii) underground injection wells, (iii) radioactive materials or (iv) septic tanks or waste disposal pits in which process wastewater or any Hazardous Materials have been discharged or disposed (as such terms in (i)--(iv) are defined in or governed or regulated by or under any Environmental Law).

          (i) Except as set forth in Section 3.20 of the Disclosure Schedule, to the knowledge of the Company or the Company Stockholders, there have been no written reports, environmental audits or assessments which have been conducted at any Facility currently or formerly owned, leased or operated by the Company within the past five years, either by the Company or any attorney, environmental consultant or engineer engaged for such purpose.

          (j) Except as set forth in Section 3.20 of the Disclosure Schedule, the Company is not a party, whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any Lease or other Contract under which any corporation is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Claims or Cleanups.

          (k) Except as set forth in Section 3.20 of the Disclosure Schedule, the Company has not released any other person from any Environmental Claim or waived any rights concerning any Environmental Claim.

     3.21 Customers and Suppliers. No customer or supplier accounted for more than ten percent of the Company's sales or purchases in either of the Company's immediately preceding two completed fiscal years or the Company's current fiscal year to date. Section 3.21 of the Disclosure Schedule sets forth a complete and accurate list of the names of the ten largest (i) customers, distributors and other agents and representatives of the Company, showing the approximate total sales in dollars by the Company to each such customer during the two most recently completed fiscal years and (ii) suppliers of the Company, showing the approximate total purchases in dollars by the Company from each such supplier during the two most recently completed fiscal years. Since the Interim Date, there has been no material adverse change in the business relationship of the Company with any customer, distributor or supplier named in Section 3.21 of the Disclosure Schedule. No customer or supplier named in Section 3.21 of the Disclosure Schedule has terminated or materially altered, or notified the Company of any intention to terminate or materially alter, its relationship with the Company, and the Company has no reason to believe that any such customer or supplier will terminate or materially alter its relationship with the Company.

     3.22 Books and Records. The Company has made and kept books, records and accounts which reasonably reflect its material activities, transactions and dispositions of its assets. The minute books of the Company reasonably reflect all material action previously taken by the stockholders or board of directors of the Company.

     3.23 No Brokers. The Company has not entered into nor will enter into any contract, agreement, arrangement or understanding with any person or firm which will result in the obligation of Parent or the Company to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

     3.24 Severance Arrangements. Except as set forth in Section 3.24 of the Disclosure Schedule, the Company has not entered into any severance or similar arrangement in respect of any of its current or former officers, employees or agents (collectively, "Personnel") that provides for any obligation (absolute or contingent) of the Company or any other person to make any payment to any such Personnel following termination of employment.

     3.25 Transactions With Related Parties.  Except as disclosed in Section
3.25 of the Disclosure Schedule, no Related Party is presently, or within the last two years has been, a party to any transaction with the Company, including without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to (other than for services as officers, directors or employees of the Company) any such Related Party.

     3.26 Intellectual Property. Except as set forth in Section 3.26 of the Disclosure Schedule, the Company owns or has the right to use, free and clear of any Encumbrances and without infringement or violation of the rights of others, all United States patents, patent licenses, know-how licenses, tradenames, brand names, trademarks, service marks, designs, copyrights and all other intangible property rights owned or used in the conduct of the business of the Company as presently conducted by it, whether registered or unregistered, and any applications or registrations therefor (collectively, "Intellectual Property").
Section 3.26 of the Disclosure Schedule identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to its Intellectual Property, and identifies each license, agreement or other permission which the Company has granted to any third party with respect to its Intellectual Property. The Company has not received any written claims or demands of any person, and there are no proceedings which are pending or, to the knowledge of the Company after reasonable inquiry, threatened, alleging any infringement or violation by the Company of any intellectual property of third parties or which challenge the exclusive rights of the Company in respect of any Intellectual Property. No Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency, and none of the Intellectual Property is being infringed by others or used by others (whether or not such use constitutes infringement) in any material respect.

     3.27 Payments. The Company has not (i) directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the business, assets or operations of the Company, which is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including without limitation the U.S. Foreign Corrupt Practices Act) or any other country having jurisdiction, (ii) participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers, (iii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of the Company for any reason.

     3.28 Product Liability and Warranty Matters.  Except as set forth in
Section 3.28 of the Disclosure Schedule, the Company's products comply in all material respects with and meet the standards of all applicable contracts and specifications and all applicable federal, state, local and, to the Company's knowledge, non-U.S. laws in countries in which the Company currently distributes its products. Except as set forth in Section 3.28 of the Disclosure Schedule, no product or service warranty or liability or strict liability or negligence claims in respect to such products or services sold are pending or, to the Company's or the Company Stockholders' knowledge, threatened. There have been no product recalls in the last five years.

     3.29 Disclosure.   No disclosure contained in the Disclosure Schedule shall
be deemed to have been made unless it provides a description in reasonable detail of the matter required to be disclosed sufficient to alert Parent of the facts relevant to the representation and warranty to which the disclosure is responsive.


                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDERS

          Each Company Stockholder hereby makes the following representations and warranties to Parent and Merger Sub:

     4.1 Authorization. Each Company Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Company Stockholder and is a legal, valid and binding obligation of the Company Stockholder, enforceable against the Company Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally, and except as the availability of equity remedies may be limited by general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

     4.2 No Conflict or Violation. The execution, delivery and performance of this Agreement by each Company Stockholder and the consummation by each Company Stockholder of the transactions contemplated hereby do not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or a default under, or accelerate the performance required by or result in any adverse effect under any of the terms, conditions or provisions of any covenant, agreement, commitment or understanding (including any covenant not to compete, employment agreement or consulting agreement) to which the Company Stockholder is a party, or any Permit, authorization, order, ruling, decree, judgment or arbitration award or, subject to obtaining the approvals referred to in Section 3.6 hereof, any law, rule, regulation or stipulation, to which the Company Stockholder is subject, or result in the creation of any Encumbrance upon any of the properties or assets of the Company Stockholder.

     4.3 Ownership of Stock. Each Company Stockholder is the record and beneficial owner of the Company Common Stock identified in Section 3.2 of the Disclosure Schedule, and each Company Stockholder does not own of record or beneficially any other shares of capital stock of the Company, or any securities convertible into or exercisable for shares of capital stock of the Company.

     4.4 Review of Agreements; Acknowledgment. Each Company Stockholder has carefully reviewed this Agreement, fully understands and is aware of its terms, and understands such Company Stockholder's rights, obligations and responsibilities hereunder. Such Company Stockholder has reviewed this Agreement with such legal and other professional advisors of the Company Stockholder as the Company Stockholder considered to be appropriate. Each Company Stockholder acknowledges that no facts or circumstances exist which provide a basis for any claim, demand, action, cause of action, in law or in equity, or suit by the Company Stockholder against the Company, other than claims described in Section 4.4 of the Disclosure Schedule.

     4.5 Investment Representations. Each Company Stockholder (other than Linda Y. Everidge, Gary K. Wight and Larry K. Stanford), severally and not jointly, hereby represents, warrants, acknowledges, covenants and agrees as follows: (i) the Parent Common Stock to be issued to the Company Stockholder pursuant hereto is being acquired for such Company Stockholder's own account for investment purposes only and not with a view to any public resale, public distribution or public offering thereof within the meaning of the Securities Act or any state securities or blue sky laws and such Parent Common Stock will not be sold or otherwise disposed of except in compliance with the Securities Act or in reliance upon an exemption therefrom, (ii) the Parent Common Stock has not been registered under the Securities Act or any state securities or blue sky law, (iii) such Company Stockholder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (iv) in making such Company Stockholder's decision to invest in the Parent Common Stock, such Company Stockholder has relied upon independent investigations made by such Company Stockholder and, to the extent believed by such Company Stockholder to be appropriate, such Company Stockholder's representatives, including such Company Stockholder's own professional, tax and other advisors, (v) such Company Stockholder and such Company Stockholder's representatives have been given a full opportunity to examine all documents and to ask questions of, and to receive answers from, Parent and its representatives concerning the terms of the sale of the Company Common Stock to Parent, such Company Stockholder's investment in the Parent Common Stock and the business of Parent and such other information as such Company Stockholder desires in order to evaluate an investment in the Parent Common Stock, and all such questions have been answered to the full satisfaction of such Company Stockholder, (vi) such Company Stockholder has evaluated the merits and risks of an investment in the Parent Common Stock and has determined that the Parent Common Stock is a suitable investment for such Company Stockholder in light of such Company Stockholder's overall financial condition and prospects, (vii) such Company Stockholder is a resident of the State or nation identified in Section 4.5 of the Disclosure Schedule.

     4.6 Parent's Reliance. Each of the Company Stockholders acknowledges that Parent is relying, and agrees that Parent is entitled to rely, on the truth and accuracy of the representations and warranties set forth above.

                                   ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company as of the date hereof as follows:

     5.1 Due Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and conduct its business as it is presently being conducted. Merger Sub has not engaged in any activities other than in connection with the transactions contemplated by this Agreement. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation or other entity and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties except where the failure to be so qualified would not have a Material Adverse Effect on Parent or Merger Sub.

     5.2 Authorization. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equity remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

     5.3 Consents and Approvals. No consent, approval, authorization or permit of, or declaration, filing or registration with, any federal, state, local, foreign or other governmental, judicial or regulatory authority, or any other person or entity, is required to be made or obtained by Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for (a) the filing and recordation of appropriate merger documents as required by Texas law and (b) the pre-merger notification and report requirements of the HSR Act.

     5.4 No Conflict or Violation. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation by Parent and Merger Sub of the Merger and the other transactions pursuant hereto will not,
(a) conflict with or violate the certificate of incorporation, articles of incorporation or Bylaws or organizational documents of Parent or Merger Sub, (b) conflict with or violate any material law, statute, rule, regulation, order, judgment, writ, injunction or decree applicable to Parent or Merger Sub or any of their respective properties or assets or (c) result in a violation or breach of or constitute a default under (or an event which with the giving of notice or the lapse of time or both would constitute a default under), require any consent, approval or authorization under, result in the loss of a material benefit or result in any provision becoming applicable or effective under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any material property or asset of the Company may be bound or affect, except in the case of each of clauses (b) and (c) for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect on Parent or Merger Sub.

     5.5 Parent Common Stock. All of the shares of Parent Common Stock to be issued pursuant to this Agreement have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

     5.6 No Brokers. Neither Parent nor Merger Sub has entered into nor will enter into any contract, agreement, arrangement or understanding with any person or firm which will result in the obligation of the Company to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

     5.7 SEC Documents. Parent has made available to the Company for its inspection each registration statement, quarterly report on Form 10-Q, annual report on Form 10-K, current report on Form 8-K, definitive proxy statement or information statement filed by Parent with the Securities and Exchange Commission (since January 1, 1995 and prior to the date of this Agreement (the "Parent SEC Documents"), which are all the documents (other than preliminary material) that Parent was required to file with the SEC since such date. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.8 Tax Matters. Merger Sub has been formed solely for the purposes of effecting the Merger and, immediately prior to the Merger, Parent will "control" Merger Sub within the meaning of Code Section 368(c). Parent is not an "investment company" as defined in Code Sections 368(a)(2)(f)(iii) and (iv).

     5.9 Knowledge. Neither Parent nor Merger Sub have any actual knowledge of any breach of any representation, warranty or covenant of the Company or Company Stockholders contained in this Agreement.


                                   ARTICLE VI

                                   COVENANTS

     6.1 Maintenance of Business. From the date hereof through the Closing, each of the Company and the Company Subsidiary shall carry on its business in the ordinary course consistent with past practices and shall use its best efforts to keep available to the Company and the Company Subsidiary the services of its present employees and to maintain the relationships between the Company or the Company Subsidiary and its suppliers, customers and others having business relations with it. Without limiting the generality of the foregoing, each of the Company and the Company Subsidiary shall (i) maintain its assets in their current state of repair, subject to normal wear and tear, (ii) maintain insurance covering its assets comparable to that in effect as of the date hereof, (iii) not purchase or commit to purchase any assets, incur (by guarantee, endorsement or otherwise) any Liabilities or discharge or satisfy any liens or Liabilities other than in the ordinary course of business and in amount not to exceed $20,000, without the prior written consent of Parent, (iv) make timely payments on accounts payable and other obligations of the Company or the Company Subsidiary in accordance with past practice, (v) maintain its existence in good standing and (f) maintain proper business and accounting records, consistent with past practice.

     6.2 Certain Prohibited Transactions. From the date hereof through the Closing, without the prior written consent of Parent, neither the Company nor the Company Subsidiary shall (i) engage in any transaction or act except in the ordinary course of business and consistent with past practice, (ii) amend or change its organizational documents, (iii) issue or sell, or authorize for issuance or sale, or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement with respect to the issuance or sale of, any of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or make any changes in its capital structure, (iv) organize any subsidiary, acquire any capital stock or other equity securities of any corporation, or acquire any equity ownership or other interest in any business, or merge with, liquidate into or otherwise combine with any other business, person or entity, (v) make any change in accounting policy, (vi) adopt, enter into, amend or terminate any employment, consulting, termination, severance or retention agreement or any Plan, (vii) enter into, terminate or amend in any material respect any contract or agreement, except in the ordinary course of business, (viii) make any capital expenditures in excess of $20,000, (ix) dispose of any property other than in the ordinary course of business and in an amount not exceeding $20,000, (x) pay, discharge, settle or satisfy or agree to pay, discharge, settle or satisfy, any Liabilities, other than when due in accordance with their respective terms and other than Liabilities, in each case, in an amount not in excess of $20,000, (xi) in any material respect, waive, release, grant or transfer any rights of value or modify or change any existing license, lease, contract or other agreement or arrangement to which the Company or the Company Subsidiary is a party, (xii) make any material change in the Company's or the Company Subsidiary's business or operations or (xiii) increase the salaries or other compensation payable or to become payable to, or make any advance (excluding advances for ordinary business expenses) or loan to, any officer, director, employee or stockholder of the Company or the Company Subsidiary, or increase or add to other benefits (including, without limitation, any bonus, profit sharing, pension or other plan) to which any of the Company's or Company Subsidiary's officers, directors, employees or stockholders may be entitled.

     6.3 Access to Information. The Company and the Company Subsidiary shall allow Parent, at Parent's own expense, during regular business hours, prior to the Closing, through Parent's employees, agents and representatives, to make such investigation of the business, properties, plants, books, records and key employees of the Company and the Company Subsidiary, including, without limitation, financial statements, internal financial reports, projections and other materials, and to conduct such examination of the condition (financial or otherwise) of the Company and the Company Subsidiary as Parent deems necessary or advisable to familiarize itself with such business, properties, plants, books, records, condition and other matters, and to verify the representations and warranties of the Company hereunder. Parent and the Company agree that all information obtained by Parent pursuant to this Section 5.3 shall be deemed "Information" under, and shall be subject to, that certain Secrecy Agreement dated as of August 2, 1996 between Parent and the Company, as amended.

     6.4 No Solicitation. From the date hereof through the Closing or the earlier termination of this Agreement, the Company shall not, directly or indirectly (whether on its own or through its officers, directors or representatives), enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, other than Parent, Merger Sub and their respective officers, directors and representatives, concerning any sale of all or a portion of the assets of the Company (except in the ordinary course of business) or of any shares of capital stock of the Company, or any merger, consolidation, liquidation, dissolution or similar transaction involving the Company (each such transaction being referred to herein as a "Proposed Acquisition Transaction"). The Company hereby represents that it is not now engaged in discussions or negotiations with any party other than Parent and Merger Sub with respect to any of the foregoing. The Company shall notify Parent promptly (orally and in writing) if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify Parent of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including without limitation the identity of the prospective purchaser or soliciting party. The Company shall also provide Parent with a copy of any offer. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

     6.5 Consents and Best Efforts. Each of the parties hereto shall use all commercially reasonable good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, and consult and fully cooperate with and provide reasonable assistance to each other party and their respective representatives in order to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as practicable hereafter, including without limitation, (i) using all commercially reasonable good faith efforts to make all filings, applications, notifications, reports, submissions and registrations with, and to obtain all consents, approvals, authorizations or permits of, Governmental Entities or other persons or entities as are necessary for the consummation of the Merger and the other transactions contemplated hereby, (including, without limitation, pursuant to the HSR Act and other applicable laws and regulations), and (ii) taking such actions and doing such things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the Merger as specified in Article VI of this Agreement to be fully satisfied.

     6.6 Notification of Certain Matters. From the date hereof through the Closing, the Company shall give prompt notice to Parent, and Parent and Merger Sub shall give prompt notice to the Company, of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause (i) any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects and (b) any failure of Parent, Merger Sub or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied under this Agreement or any exhibit or schedule hereto in any material respect; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise effect the remedies available hereunder to the party receiving such notice.

     6.7 Reorganization. From and after the date hereof and until the Effective Time, none of Parent, Merger Sub or the Company shall knowingly take any action, or knowingly fail to take any action, that would preclude qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or enter into any contract, agreement, commitment or arrangement that would have such effect. Following the Effective Time, neither Parent nor the Surviving Corporation shall take any action or fail to conduct the Surviving Corporation's business in a manner that would preclude the characterization of the Merger as a reorganization within the meaning of section 368(a) of the Code. After the Effective Time, Parent, the Surviving Corporation and the Company Stockholders' shall not take any position on any Tax Return fundamentally inconsistent with the characterization of the Merger as a reorganization under Section 368(a)(2)(E) of the Code (except as otherwise required due to any judicial or administrative decision that has become final).

     6.8 Public Announcements. Unless otherwise required by applicable law or stock exchange requirements or requirements of Nasdaq, at all times prior to the earlier of the Effective Time or the termination of this Agreement, no party hereto shall or shall permit any of its subsidiaries to (and each party shall use its reasonable best efforts to cause its affiliates and Representatives not
to) issue any press release concerning this Agreement, the Merger or any other transaction contemplated hereby, without prior consultation with the other parties hereto.

     6.9 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party which incurs such cost or expense; provided, however, that the filing fee in connection with the filings under the HSR Act required in connection herewith shall be borne equally by the Company, on the one hand, and Parent and Merger Sub, on the other hand.

     6.10 Registration Rights. On or prior to the Closing, the Company and Parent agree to execute and deliver the Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the "Registration Rights
                                             ---------
Agreement").

     6.11 Employment Agreements. Each of Gholam Hossein Arian Nejad, William G. Burnett, Linda Y. Everidge, Steven A. Heintz and Ray J. O'Gwin shall enter into employment agreements substantially in the form set forth herein as Exhibit C.
                                                                    ---------

     6.12 Certification of Stockholder Vote. At or prior to the Closing, the Company shall deliver to Parent a certificate executed by the Secretary of the Company setting forth the number of shares of Company Common Stock voted in favor of approval and adoption of this Agreement and the Merger and the number of shares of Company Common Stock voted against approval and adoption of this Agreement and the Merger.


                                  ARTICLE VII

                             CONDITIONS TO CLOSING

     7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (a) No action or proceeding shall have been instituted before a court or other governmental body or by any governmental agency or public authority to restrain or prohibit the transactions contemplated by this Agreement or to obtain an amount of damages or other material relief in connection with the execution of this Agreement or the consummation of the Merger; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the transactions contemplated by this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the Merger.

          (b) All consents, approvals and waivers from third parties, including federal, state, local, foreign and other governmental authorities, necessary to consummate the transactions contemplated hereby shall have been obtained, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent authorization, order, approval, filing or registration would not have a Material Adverse Effect on the business of Parent and the Company, taken as a whole, following the Effective Time.

          (c) The waiting period, including any extension thereof, under the HSR Act applicable to the Merger shall have expired or been terminated.

          (d) Parent, Merger Sub and the Company shall have executed and delivered the Articles of Merger and appropriate certificates for filing with the Secretary of State of Texas.

     7.2 Conditions to the Company's Obligation to Effect the Merger. The obligations of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (a) The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms thereof.

          (b) Parent shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing; provided, however, that the Company shall not be entitled to refuse to consummate the transaction in reliance upon its own breach or failure to perform.

          (c) From the date of this Agreement through the Closing, there shall not have occurred any material change in the financial condition, business, operations or prospects of Parent that would have or would be reasonably likely to have a Material Adverse Effect on Parent.

          (d) The Company shall have received a certificate executed on behalf of Parent by an executive officer of Parent to the effect set forth in clauses
(a) through (c) of this Section 7.2.

          (e) The Company shall have received an opinion from counsel to Parent and Merger Sub, dated as of the Closing, substantially in the form attached hereto as Exhibit D and from General Counsel of Parent, dated as of the Closing,
          ---------
substantially in the form attached hereto as Exhibit E.
                                             ---------

          (f) Parent and the Company shall have entered into the Registration Rights Agreement.

          (g) On or prior to the Closing, Parent shall have delivered to the Company each of the following:

              (i) a copy of the text of the resolutions adopted by the respective Boards of Directors of Parent and Merger Sub authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and

              (ii) incumbency certificates executed on behalf of each of Parent and Merger Sub by each of their corporate secretaries certifying the signature and office of each officer executing this Agreement and such other agreements contemplated in this Agreement as the Company may request.

     7.3 Conditions to Parent and Merger Sub's Obligations to Effect the Merger. Unless waived by Parent in writing, the obligations of Parent and Merger Sub to effect the Merger provided for hereby shall be subject to the satisfaction, on or prior to the Closing, of each of the following conditions:

          (a) The representations and warranties of the Company and the Company Stockholders contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms thereof.

          (b) The Company shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing; provided, however, that neither Parent nor Merger Sub shall be entitled to refuse to consummate the transaction in reliance upon its own breach or failure to perform.

          (c) From the date of this Agreement through the Closing, there shall not have occurred any material change in the financial condition, business, operations or prospects of the Company that would have or would be reasonably likely to have a Material Adverse Effect on the Company.

          (d) Parent shall have received a certificate execute on behalf of the Company by an executive officer of the Company to the effect set forth in clauses (a) through (c) of this Section 7.3.

          (e) Parent will have received an opinion from counsel to the Company, dated as of the Closing, substantially in the form attached hereto as Exhibit F.
                                                                      ---------

          (f) Each of Messrs. Arian, Burnett, Heintz and O'Gwin and Ms. Everidge shall have entered into employment agreements substantially in the form attached hereto as Exhibit C.
          ---------

          (g) Parent shall have conducted a due diligence review of the Company's books and records, financial statements and other matters as provided for in Section 6.3 hereof, and in the sole discretion of Parent, Parent shall be satisfied on the basis of such review that there has been no breach of the representations, warranties or the covenants of the Company made pursuant to this Agreement.

          (h) On or prior to the Closing, the Company shall have delivered to Parent each of the following:

              (i) the Company's minute books, stock transfer records, corporate seal and other materials related to the Company's corporate administration;

              (ii) a copy of the articles of incorporation of the Company, certified by the Secretary of State of the State of Texas, and Certificates of Good Standing from the Secretaries of State of the States of Texas and any other states in which the Company is qualified to do business evidencing the good standing of the Company in each such jurisdiction;

              (iii) a copy of each of (x) the text of the resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and (y) the bylaws of the Company; along with certificates executed on behalf of the Company by its corporate secretary certifying to Parent that such copies are true and complete copies of such resolutions and Bylaws, respectively, and that such resolutions and Bylaws were duly adopted and have not been amended or rescinded;

              (iv) incumbency certificates executed on behalf of the Company by its corporate secretary certifying the signature and office of each officer executing this Agreement and such other agreements contemplated by this agreement as Parent may request; and

              (v) A certificate of the Company's Secretary certifying that this Agreement and the consummation of the transactions contemplated hereby have been approved in the requisite manner by the holders of the issued and outstanding shares of capital stock of the Company entitled to vote thereon.


                                  ARTICLE VIII

                           SURVIVAL; INDEMNIFICATION

     8.1 Survival of Representations. All of the representations, warranties, covenants and agreements made by each party in this Agreement or in any attachment, exhibit, the Disclosure Schedule, certificate, document or list delivered by any such party pursuant hereto shall survive the Closing for a period of (and claims based upon or arising out of such representations, warranties, covenants and agreements may be asserted at any time before the date which shall be) two years following the Closing, except with respect to the representations and warranties set forth in Section 3.19, which shall survive until the expiration of the applicable statute of limitations (with any extensions) with respect to the matters addressed in such section, and except with respect to the representations and warranties set forth in Section 3.2, which shall survive indefinitely. Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

     8.2  Indemnification.

          (a) (i) Each of the Company Stockholders shall indemnify, save and hold harmless Parent, Merger Sub, each of their respective affiliates, subsidiaries, and respective representatives (collectively, the "Parent Party"), from and against his, her or its Allocable Portion (as herewith defined) of any and all costs, losses (including, without limitation, diminution in value), Taxes, Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, lost profits and other losses resulting from any shutdown or curtailment of operations, reasonable attorneys' fees and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing ("Damages"), incurred in connection with, arising out of, resulting from or incident to (A) any breach of any representation or warranty or the inaccuracy of any representation made by the Company in or pursuant to this Agreement, (B) any breach of any covenant or agreement made by the Company in or pursuant to this Agreement or (C) any product liability, warranty or similar claim relating to products manufactured or services performed by the Company prior to the Effective Time. The term "Allocable Portion" as used herein shall mean with respect to the share of any Company Stockholder in a particular amount that fraction equal to the number of shares of Company Common Stock the particular Company Stockholder holds over the total number of shares of Company Common Stock as of the Effective Date.

              (ii) Parent and Merger Sub, jointly and severally, shall indemnify and save and hold harmless the Company, the Company Stockholders, each of their respective affiliates, subsidiaries and representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (A) any breach of any representation or warranty or the inaccuracy of any representation, made by Parent or Merger Sub in or pursuant to the Agreement, (B) any breach of any covenant or agreement made by Parent or Merger Sub in or pursuant to the Agreement or (C) any claim arising out of the operation of the Company after the Closing.

          (b) The term "Damages" as used in this Section 8.2 is not limited to matters asserted by third parties against a party, but includes Damages incurred or sustained by a party in the absence of third party claims. Payments by a party of amounts for which the party is indemnified, shall not be a condition precedent to recovery. In determining the amount of any Damages for any breach of the representations or warranties, or inaccuracy of any representation, in
Section 3.20 hereof, the parties shall make appropriate adjustments for tax benefits and insurance coverage and take into account the range of commercially reasonable actions available to address the breach or inaccuracy and clean up standards for industrial properties; any such Damages shall not exceed the amount of a commercially reasonable action in line with clean up standards for industrial properties.

          (c) Each indemnified party shall cooperate in all reasonable respects with each indemnifying party and its representatives (including without limitation its attorneys) in the investigation, trial and defense of any lawsuit or action and any appeal arising therefrom; provided, however, that such indemnified party may, at its own cost, participate in negotiations, arbitrations and the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

          (d) If a claim for Damages (a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, subject to Section 8.1 hereof, give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 8.2. Such Claim Notice shall specify the nature and amount of the Claim asserted, if actually known to the party entitled to indemnification hereunder, and include copies of all relevant documentation. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within 30 calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same unless the named parties to such action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such Claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. If the indemnifying party fails to assume the defense of such Claim within 15 calendar days after receipt of the Claim Notice, the indemnified party against which such Claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party; provided, however, that such Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes the defense of the Claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this
Section 8.2 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

     8.3  Parent's Right of Offset.

          Anything in this Agreement to the contrary notwithstanding Parent may withhold and set off against (i) the 1997 Earn-Out Amount and (ii) any other amounts otherwise due the Company Stockholders, any amount as to which Company Stockholders are obligated to indemnify Parent pursuant to any provision of this
Article VIII.

     8.4  Limitations.

          Except for indemnification for Damages suffered by the Parent Party arising out of, relating to, in the nature of, or caused by a breach by any of the representations and warranties made by the Company Stockholders in Section
3.2 or 3.19 hereof, the maximum aggregate amount of Damages for which the Company Stockholders, on the one hand, or the Parent Party, on the other hand, shall be entitled to indemnification hereunder shall not exceed: (i) with respect to all claims for indemnification hereunder delivered during the period commencing on the Closing Date and ending on the first anniversary thereof; $7,500,000, and (ii) with respect to all claims for indemnification hereunder delivered during the period commencing on the first anniversary of the Closing Date and ending on the second anniversary thereof, $4,500,000, less any amounts claimed for indemnification during the period covered by Section 8.4(i) above. Neither the Company Stockholders, on the one hand, nor the Parent Party, on the other hand, shall be entitled to indemnification hereunder with respect to any claim for indemnification hereunder delivered after (i) the expiration of the applicable statute of limitations with respect to claims for indemnification
under Section 3.2 or   Section 3.19 hereof; and (ii) the second anniversary of
the Closing Date with respect to all other claims for indemnification. In addition, the Company Stockholders shall not be liable to Parent Party under this Article VIII for any Damages until the aggregate amount of Damages due Parent Party exceeds $200,000 aggregate deductible (as which point the Company Stockholders will only be obligated to indemnify the Parent Party from and against further such Damages.

     8.5  Express Negligence.

          THE FOREGOING INDEMNITIES SET FORTH IN THIS ARTICLE VIII ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING TEXAS' EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITEES BECAUSE OF THE SIMPLE (BUT NOT GROSS NEGLIGENCE) (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES; PROVIDED, HOWEVER, IF THE COMPANY AND PARENT ARE ADJUDICATED TO BE AT FAULT WITH RESPECT TO A THIRD PARTY CLAIM THE FOREGOING INDEMNITIES SET FORTH IN THIS ARTICLE VIII SHALL NOT EXTEND TO THAT PORTION OF THE LIABILITY ADJUDICATED TO HAVE BEEN CAUSED BY OR OTHERWISE DUE TO THE APPLICABLE INDEMNIFIED PARTY.

     8.6  Exclusive Remedy.

          Each of the Parent, Merger Sub, the Company and the Company Stockholders hereby acknowledge and agree that its sole and exclusive remedy with respect to (i) any and all claims relating to the representations, warranties, covenants and agreements contained in this Agreement or (ii) other claims pursuant to or in connection with this Agreement other than fraud shall be pursuant to the indemnification provisions set forth in this Article VIII.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1  Termination.  This Agreement may be terminated at any time prior to
Closing:

          (a) By mutual written consent of Parent and the Company;

          (b) By Parent or the Company if the Closing shall not have occurred on or before March 31, 1997; provided, however, that this provision shall not be available to Parent if the Company has the right to terminate this Agreement under clause (d) of this Section 9.1, and this provision shall not be available to the Company if Parent has the right to terminate this Agreement under clause
(c) of this Section 9.1;

          (c) By Parent if there is a material breach of any representation or warranty set forth in Article III hereof or any covenant or agreement to be complied with or performed by the Company pursuant to the terms of this Agreement or the failure of a condition set forth in Section 9.1 or 9.3 hereof to be satisfied (and such condition is not waived in writing by Parent) on or prior to the Closing, or the occurrence of any event which results or would result in the failure of a condition set forth in Section 7.1 or 7.3 hereof to be satisfied on or prior to the Closing; provided, however, that Parent may not terminate this Agreement prior to the Closing if the Company has not had an adequate opportunity to cure such failure; or

          (d) By the Company if there is a material breach of any representation or warranty set forth in Article III hereof or of any covenant or agreement to be complied with or performed by Parent pursuant to the terms of this Agreement or the failure of a condition set forth in Section 6.1 or 6.2 to be satisfied (and such condition is not waived in writing by the Company) on or prior to the Closing, or the occurrence of any event which results or would result in the failure of a condition set forth in Section 6.1 or 6.2 to be satisfied on or prior to the Closing; provided, however, that the Company may not terminate this Agreement prior to the Closing if Parent had not has an adequate opportunity to cure such failure.

     9.2  Effect of Termination.  In the event of termination of this Agreement:

          (a) Each party will redeliver or destroy all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

          (b) No party hereto shall have any liability to any other party to this Agreement, except for any willful or grossly negligent breach of this Agreement occurring prior to its proper termination. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

     9.3 Further Assurances. On and after the Closing, the Company and Parent shall take all appropriate action and execute any documents of any kind which may be reasonably necessary or desirable to carry out the provisions hereof.

     9.4 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties; provided, however, that Parent may, without such consent (but subject to Section 6.7), assign all such rights and delegate all of its obligations to a successor in interest to Parent which shall assume all obligations and liabilities of Parent under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     9.5 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

     If to the Company:

          Fiber Glass Systems, Inc.
          2425 S. W. 36th Street
          San Antonio, Texas   28237
          Fax:  (210) 434-7543
          Attention:  President

     Copy to:

          Jackson & Walker, L.L.P.
          112 East Pecan Street, Suite 2100
          San Antonio, Texas   28205
          Fax:  (210) 978-7790
          Attention:  Patrick B. Tobin

     If to Company Stockholders:

          At the addresses set forth on Exhibit H.
                                        ---------

     If to Parent or Merger Sub, addressed to:

          Tuboscope Vetco International Corporation
          2835 Holmes Road
          Houston, Texas 77051
          Fax:  (713) 799-5183
          Attention:  James F. Maroney, III, Esq.

     Copy to:

          Latham & Watkins
          650 Town Center Drive
          20th Floor
          Costa Mesa, California 92626
          Fax:  (714) 755-8290
          Attention:  Patrick T. Seaver

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     9.6 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto (including the Disclosure Schedule) constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     9.7 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.8 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     9.9 Exhibits and Schedules. The Exhibits and Schedules attached to this Agreement are incorporated herein and shall be a part of this Agreement for all purposes.

     9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without regard to principles of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Texas and the United States of America located in the State of Texas (the "Texas Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby, waives any objection to the laying of venue of any such litigation in Harris County, Texas and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

     9.11 Construction. Differences in language as between similar provisions covering similar matters may reflect differences in style rather than a different substantive intent and should be construed accordingly.

     9.12 Knowledge. Whenever a phrase herein is qualified by "to the knowledge" of an entity or person, or a similar phrase, it is intended to refer to the actual knowledge, after due inquiry, of the officers, directors, employees, agents and representatives of the entity or person.

     9.13 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other document or instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such document or instrument.

     9.14 Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                          TUBOSCOPE VETCO INTERNATIONAL CORPORATION


                          By:
                             ---------------------------------------------------

                          Name:
                               -------------------------------------------------

                          Its:
                              --------------------------------------------------


                          FGS ACQUISITION CORP.


                          By:
                             ---------------------------------------------------

                          Name:
                               -------------------------------------------------

                          Its:
                              --------------------------------------------------


                          FIBER GLASS SYSTEMS, INC.


                          By:
                             ---------------------------------------------------
                               William G. Burnett
                               President

                          COMPANY STOCKHOLDERS:

                          FGSI PARTNERS, L.P.

                          By: SCF Partners, L.P., General Partner of
                               FGSI Partners, L.P.

                              By: L.E. Simmons & Associates, Incorporated, general partner of SCF Partners, L.P.

                                   By:
                                      ------------------------------------------
                                      L.E. Simmons, President



                          ------------------------------------------------------
                          WILLIAM G. BURNETT


                          ------------------------------------------------------
                          GHOLAM HOSSEIN ARIAN NEJAD


                          ------------------------------------------------------
                          LINDA Y. EVERIDGE


                          ------------------------------------------------------
                          STEVEN A. HEINTZ


                          ------------------------------------------------------
                          RAY J. O'GWIN


                          ------------------------------------------------------
                          LARRY STANFORD


                          ------------------------------------------------------
                          GARY WIGHT

                          VOS GROEP, B.V.


                          By:
                             ---------------------------------------------------
                          Name:
                               -------------------------------------------------
                          Its:
                              --------------------------------------------------

                                   Exhibit A

                       Allocation of Merger Consideration

                                Share Consideration
                                 (Shares of Parent
Company Stockholder                Common Stock)       Cash Consideration(1)
-----------------------------   --------------------   ---------------------
FGSI Partners, L.P...........        1,399,999              $     14.10
William G. Burnett...........          113,362               566,812.27
Gholam Hossein Arian Nejad...           51,975                     5.92
Linda Y. Everidge............                0               147,501.78
Steven A. Heintz.............           51,975                     5.92
Ray J. O'Gwin................           46,777                77,975.92
Larry K. Stanford............                0                57,272.94
Gary K. Wight................                0                57,272.94
VOS Groep, B.V...............           25,454                     8.17

------------------
(1) Includes cash in lieu of fractional shares.

Earnout Consideration:
-----------------------------
                                   Percentage of Earnout
                                       Consideration
                                    to be Received in:
                                ----------------------------
                                  Shares of
                                   Parent
Company Stockholder             Common Stock       Cash
-----------------------------   ------------    ------------
FGSI Partners, L.P...........        100%            --
William G. Burnett...........         75             25%
Gholam Hossein Arian Nejad...        100             --
Linda Y. Everidge............         --            100
Steven A. Heintz.............        100             --
Ray J. O'Gwin................        100             --
Larry K. Stanford............         --            100
Gary K. Wight................         --            100
VOS Groep, B.V...............        100             --

                                                                     EXHIBIT 2.1
                                   Exhibit B

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION
                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of March 7, 1997 is by and among TUBOSCOPE VETCO INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), and the parties set forth on Exhibit A hereto
                                                          ---------
(collectively, the "Holders").


                                    RECITALS
                                    --------

     A. Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated March 7, 1997 between the Company, FGS Acquisition Corp., a Texas corporation and wholly owned subsidiary of the Company, Fiber Glass Systems, Inc., a Texas corporation, and the Holders, the Holders have collectively received 1,689,542 shares (the "Initial Shares") of the common stock, par value $.01 per share, of the Company (the "Common Stock") and, subject to certain conditions contained in the Merger Agreement, are eligible to receive up to an additional 726,316 shares of Common Stock (the "Earnout Shares" and, together with the Initial Shares, the "Shares"). The amount of Initial Shares that have been received by each Holder and the amount of Earnout Shares that each Holder is eligible to receive are set forth on Exhibit A hereto.
                                        ---------

     B. The Company and the Holders desire to provide for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Shares according to the terms of this Agreement.

     C. It is a condition to the closing of the transactions contemplated by the Merger Agreement that the parties hereto enter into this Agreement, and the parties believe it is in their best interests to enter into this Agreement on the terms and conditions contained herein.


                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties agree as follows:

     1.   Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          1.1  "Commission" shall mean the Securities and Exchange Commission or
                ----------
any other federal agency at the time administering the Securities Act.

          1.2  The terms "Register," "Registered" and "Registration" refer to a
                          --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

          1.3  "Registrable Securities" shall mean all of the Shares owned by
                ----------------------
the Holders and any Common Stock of the Company that has been issued pursuant to stock splits, stock dividends and similar distributions with respect to the Shares; provided, however, that the Shares, Common Stock or other securities shall only be treated as Registrable Securities if and so long as (i) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (ii) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (iii) they are not eligible for resale without restriction (including legending) under Rule 144(k) of the Securities Act.

          1.4  "Registration Expenses" shall mean all expenses incurred in
                ---------------------
complying with Section 2 of this Agreement (excluding Selling Expenses), including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration, and all other accounting fees and the reasonable fees and disbursements of one counsel for the Holders.

          1.5  "Selling Expenses" shall mean all underwriting discounts and
                ----------------
selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

     2.   Piggyback Registration.
          ----------------------

          2.1  Notice of Piggyback Registration and Inclusion of Registrable
               -------------------------------------------------------------
Securities.  Subject to the terms of this Agreement, each time the Company
----------
decides to Register any of its equity securities (other than pursuant to a Form S-4, a Form S-8 or a transaction pursuant to Rule 145 under the Securities Act), on a form that would be suitable for a registration involving Registrable Securities (a "Piggyback Registration"), the Company will (a) promptly give the Holders written notice thereof and (b) include in such Registration and in the underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by the Holders within 20 days after the mailing of the written notice by the Company.

          2.2  Underwriting in Piggyback Registration.
               --------------------------------------

          2.2.1     Notice of Underwriting in Piggyback Registration.  If a
                    ------------------------------------------------
Piggyback Registration is an underwritten registration, the right of the Holders to Registration pursuant to this Section 2 shall be conditioned upon the inclusion of the Holders' Registrable Securities in such underwriting to the extent provided in Section 2. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement with the representative (the "Underwriters' Representative") of the underwriter or underwriters selected for such underwriting by the Company. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to Section 2. The Company shall not be required under Section 2 to include any of the Holders' securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and the Underwriters' Representative; provided, however, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders greater than the obligations set forth in Section 7.2.

          2.2.2     Priority on Registration.  If the total number of
                    ------------------------
securities, including Registrable Securities and securities offered by the Company, proposed to be included in the underwritten offering exceeds the number of securities that the underwriters reasonably believe is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned first to the Company, then to the parties to that certain Registration Rights Agreement dated as of April 24, 1996 and then pro rata among the Holders who are selling stockholders according to the total number of securities each selling stockholder has specified to the Company it desires to sell in the offering pursuant to Section 2.1, or in such other proportions as shall mutually be agreed to by them). For purposes of apportionment under the preceding parenthetical, for any selling stockholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate number of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          2.2.3     Withdrawal in Piggyback Registration.  If the Holders
                    ------------------------------------
disapprove of the terms of any such underwriting, they may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven days prior to the effective date of the Registration Statement. Any Registrable

Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

          2.2.4     Blue Sky in Piggyback Registration. In the event of any
                    ----------------------------------
Registration of Registrable Securities pursuant to Section 2, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that (a) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions and (a) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.

     3.   Expenses of Registration.  All Registration Expenses incurred in
          ------------------------
connection with Registrations pursuant to Section 2 shall be borne by the Company. All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the number of shares Registered.

     4.   Obligations of the Company. Whenever required under Section 2 (so long
          --------------------------
as the Company, in its sole discretion, does not abandon the Piggyback Registration) to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          4.1 Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective; provided, however, that in connection with any proposed registration intended to permit an offering of any securities from time to time (i.e. a so-called "shelf registration"), the Company shall in no event be obligated to cause any such registration to remain effective for more than 90 days;

          4.2 Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; and

          4.3 Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          4.4 Notify each Holder of Registrable Securities covered by such registration statement, and amend or supplement such registration statement as necessary, at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     5.   Information Furnished by the Holders.  It shall be a condition
          ------------------------------------
precedent of the Company's obligations under this Agreement to take any action with respect to the Registrable Securities of any selling Holder that such Holder furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     6.   Delay of Registration.  No Holder shall have any right to obtain or
          ---------------------
seek an injunction restraining or otherwise delaying any such Registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     7.   Indemnification.
          ---------------

          7.1  Company's Indemnification of the Holders.  To the extent
               ----------------------------------------
permitted by law, the Company will indemnify the Holders, each of their respective trustees, officers and directors and each person controlling the Holders, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon (a) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or Registration Statement incident to any such Registration, qualification or compliance or (b) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse the Holders, each of their respective trustees, directors and officers and each person who controls the Holders for any reasonable legal and any other expenses as and when incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 7.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company; and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission contained in such prospectus or Registration Statement in reliance on and in conformity with written information furnished to the Company by the Holders, such trustee, officer or director or such controlling person and stated to be for use in connection with the offering of securities of the Company; and provided further that the Company will not be liable in any case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission contained in a preliminary prospectus which was corrected in a final prospectus if such claim is brought by a purchaser of Registrable Securities of a Holder and such Holder failed to deliver such purchaser the final prospectus.

          7.2  Holders' Indemnification of Company.  To the extent permitted by
               -----------------------------------
law, each selling Holder will indemnify and hold harmless the Company, each of its directors and officers and each person who controls the Company, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or Registration Statement, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors and officers, or such control persons for any reasonable legal and any other expenses as and when incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such prospectus or Registration Statement in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with the offering by the Holders of securities of the Company; provided however, that the indemnity agreement contained in this Section 7.2 shall not apply to amounts paid in settlement of each such claim, loss, damage, liability or action if such settlement is entered into without the consent of the Holders.

          7.3  Indemnification Procedures.  Promptly after receipt by an
               --------------------------
indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 7, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 7.

          7.4  Contribution.  If the indemnification provided for in this
               ------------
Section 7 from an indemnifying party is unavailable to an indemnified party hereunder in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action, suit, proceeding or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8.   Market Stand-off.  The Holders agree that if so requested by the
          ----------------
Underwriters' Representative in connection with any Registration of any securities of the Company under the Securities Act, or, if such offering is not underwritten, if so requested by the Company, the Holders shall not sell or otherwise transfer any Registrable Securities or other securities of the Company during the period so requested by the underwriters or the Company, as the case may be, but in any event not to exceed 90 days following the effective date of a registration statement filed under the Securities Act. The Company or any Underwriters' Representative, as the case may be, may impose stock transfer restrictions with respect to securities subject to the foregoing restrictions until the end of the applicable transfer restriction period.

     9.   Assignment of Registration Rights.  The rights to cause the Company to
          ---------------------------------
register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee receiving all or substantially all of such Holder's Registrable Securities received pursuant to the Merger Agreement (including the Earnout Shares), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and, provided further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

     10.  Rule 144 Information.  The Company covenants that it will file the
          --------------------
reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other nonconfidential information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act (or any successor regulation thereto or any statute hereafter adopted to replace or to establish the exemption that is now covered by said Rule 144). Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with the requirements of this Section 10.

     11.  Miscellaneous.
          -------------

          11.1 Entire Agreement.  This Agreement constitutes the entire contract
               ----------------
between the Company and the Holders with regard to the subject matter of this Agreement.

          11.2 Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Texas without regard to its conflict of law principles or rules.

          11.3 Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.4 Headings.  The headings of the Sections of this Agreement are for
               --------
convenience and shall not by themselves determine the interpretation of this Agreement.

          11.5 Notices.  Any notice required or permitted under this Agreement
               -------
shall be in writing and either delivered personally, telegraphed or faxed or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or faxed or, if mailed, five business days after the date of mailing to the following address or facsimile number, or to such other address or addresses as such person may subsequently designate by notice given hereunder.

          If to the Company:

          Tuboscope Vetco International Corporation
          2835 Holmes Road
          Houston, Texas 77051
          Facsimile: (713) 799-5183
          Attention:  James F. Maroney, III

          with a copy to:

          Latham & Watkins
          650 Town Center Drive, 20th Floor
          Costa Mesa, CA  92626
          Facsimile: (714) 755-8290
          Attention: Patrick T. Seaver

          If to any Holder:

          To the respective address set forth on Exhibit A.

          11.6 Amendment of Agreement.  Any provision of this Agreement may be
               ----------------------
amended only by a written instrument signed by the Company and the Holders.

          11.7 Assignment; Successors and Assigns.  Except as provided in
               ----------------------------------
Section 9, this Agreement is not assignable by the parties hereto without the consent of the other parties. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties.

          11.8 Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          11.9 Attorney's Fees.  In any action or proceeding brought to enforce
               ---------------
any provision of this Agreement, the successful party shall be entitled to recover reasonable attorney's fees in addition to any other available remedy.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              TUBOSCOPE VETCO INTERNATIONAL
                               CORPORATION, a Delaware corporation


                              By:
                                    --------------------------------------------

                              Name:
                                    --------------------------------------------

                              Title:
                                    --------------------------------------------


                         THE HOLDERS:

                          FGSI PARTNERS, L.P.

                          By: SCF Partners, L.P., General Partner of
                               FGSI Partners, L.P.

                              By: L.E. Simmons & Associates, Incorporated, general partner of SCF Partners, L.P.


                                   By: /S/ L.E. SIMMONS
                                       ----------------
                                       L.E. Simmons, President



                          /S/ WILLIAM G. BURNETT
                          ----------------------
                          WILLIAM G. BURNETT



                          /S/ GHOLAM HOSSEIN ARIAN NEJAD
                          ------------------------------
                          GHOLAM HOSSEIN ARIAN NEJAD



                          /S/ STEVEN A. HEINTZ
                          --------------------
                          STEVEN A. HEINTZ

                          /S/ RAY J. O'GWIN
                          -----------------
                          RAY J. O'GWIN



                          VOS GROEP, B.V.


                          By:
                             --------------------------------------------------

                          Name:
                               ------------------------------------------------

                          Its:
                              -------------------------------------------------

                                   EXHIBIT A

                       HOLDERS OF REGISTRABLE SECURITIES
                       ---------------------------------

Names and Addresses of Holders:
------------------------------
FGSI Partners, L.P.                 William G. Burnett
c/o SCF Partners, L.P.              12622 Bluff Circle
6600 Texas Commerce Tower           San Antonio, Texas 78216
600 Travis Street
Houston, Texas  77002-3007
Attention: Mr. L.E. Simmons


Gholamhossein Arian Nejad           Ray J. O'Gwin
12219 Ridge Cove                    13011 Timber Forest
San Antonio, Texas 78247            San Antonio, Texas 78230


Steven A. Heintz
19610 Encino Brook
San Antonio, Texas 78259


VOS Groep, B.V.
Scholtendijk 1
7573 BN Oldenzaal
The Netherlands
Attention: Paul A.M. Vos

                                   Exhibit C

                       Form of Employment Agreements for

       Gholam Hossein Arian Nejad, William G. Burnett, Linda Y. Everidge,
                       Steven A. Heintz and Ray J. O'Gwin



                              EMPLOYMENT AGREEMENT
                              --------------------

          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of March 7, 1997 by and between Fiber Glass Systems, Inc., a Texas corporation ("FGS"), and __________________ (the "Employee").

                                    RECITALS
                                    --------

          A. On March 7, 1997 (the "Closing Date"), pursuant to that certain Agreement and Plan of Merger dated as of March 7, 1997 (the "Merger Agreement") by and among Tuboscope Vetco International Corporation, a Delaware corporation (the "Company"), FGS Acquisition Corp., a Texas corporation and wholly owned subsidiary of the Company ("Merger Sub"), FGS and the shareholders of FGS (including the Employee), Merger Sub was merged (the "Merger") with and into FGS, with the Company acquiring all of the outstanding shares of capital stock of FGS (including all of the capital stock of FGS held by the Employee) and FGS becoming an indirect, wholly owned subsidiary of the Company.

          B.   Prior to the Merger, the Employee was employed by FGS.

          C. The Company and FGS desire to retain the association and services of the Employee and the Employee desires to be employed by FGS on the terms and conditions of this Agreement.

          D. The Employee acknowledges that he has access to and familiarity with confidential information concerning FGS, and the Company and FGS could be irreparably injured if the Employee was to disclose any confidential information concerning FGS (or the Company after the Merger) or if the Employee was to enter into any business competition with FGS or any affiliate thereof with respect to FGS.

          E. A condition to the closing of the transactions contemplated by the Merger Agreement is that the parties hereto enter into this Agreement, and the parties believe it is in their best interests to enter into this Agreement on the terms and conditions contained herein.

                                   AGREEMENT
                                   ---------

          In consideration of the foregoing recitals and of the mutual promises, covenants and agreements contained herein, the parties hereto agree as follows:

          1.   Employment.  FGS shall employ the Employee as _________.  The
               ----------
powers and duties to be held or performed by the Employee shall be such as delegated or assigned to the Employee by the Board of Directors of FGS (the "Board") or the executive officers of FGS (the "Executive Officers"); provided, however, the Employee's residence and place of work shall be in San Antonio, Texas unless another place of work is mutually agreed upon by FGS and the Employee. The Employee agrees to devote his full energies, interests, abilities and business time to the business and affairs of FGS and the performance of his duties under this Agreement, and shall not make any professional commitments or render services of any kind to any other person or entity that would conflict or interfere with the performance of his duties under this Agreement. To the extent such activity does not interfere with his duties under this Agreement, the Employee may engage in any charitable, civic, political or community activity or be a member in any trade or professional organization.

          2.  Term of Employment.  Subject to the termination provisions of
              ------------------
Section 5, the term of this Agreement shall be from the date hereof through March 7, 2000.

          3.   Compensation.
               ------------

               (a) 1997. For the year ending December 31, 1997, FGS agrees to
                   ----
pay the Employee for the Employee's services hereunder (i) an annualized salary of $_______ and (ii) a bonus pursuant to the terms and provisions of the Fiber Glass Systems, Inc. 1997 Salaried Incentive Plan, as determined by the Board in accordance with such terms and provisions. The Employee's salary and bonus will be payable in accordance with FGS's customary payroll practices.

              (b) Post-1997. Beginning January 1, 1998 and continuing throughout
                  ---------
the remaining term of this Agreement, the Employee's total "possible annualized compensation" shall be equal to or exceed (such determination to be in the sole discretion of the Board) the Employee's average "total possible compensation" (defined as salary plus maximum bonus possible) for fiscal 1996 and fiscal 1997. With respect to the Employee's total possible annualized compensation, the Employee (i) shall be entitled to receive 75% of such total amount as salary, subject to increase as determined by the Board in its sole discretion, and (ii) shall be eligible to earn up to 25% of such total amount as a bonus, to be determined by the Board in its sole discretion pursuant to the Company's bonus policy then in effect with respect to managerial employees of the Company. The Employee's salary will not be decreased throughout the term of this Agreement.

          4.   Benefits.  The Employee shall be entitled to receive all benefits
               --------
of employment generally available to other managerial employees of the Company, including participation in all pension, profit sharing, insurance, medical and other employee plans which may be in effect during the term of this Agreement, subject to and on a basis consistent with the terms, conditions and overall administration thereof.

          5.   Termination.
               -----------

               (a) No Cause. Subject to the noncompetition provisions of Section
                   --------
6, either party may terminate this Agreement without cause upon 30 days prior written notice. If this Agreement is so terminated by either the Employee or FGS, the Employee shall be entitled to only his salary plus accrued vacation pay through the date of such termination and his pro rata portion (from the beginning of the bonus period through the date of such termination) of any bonus that the Employee would otherwise have been entitled to had the Employee remained employed throughout the entire bonus period (to be determined in accordance with the provisions of Section 3(a) or (b), as applicable), and FGS shall have no further obligations to the Employee.

              (b) For Cause. Subject to the noncompetition provisions of Section
                  ---------
6, FGS may terminate this Agreement for cause. As used in this Agreement, "cause" shall mean (i) a material or repeated failure of the Employee to perform his duties of a kind and in a manner consistent with his position, (ii) excessive absenteeism by the Employee not related to an illness, (iii) indictment for a felony against the Employee, (iv) malfeasance in the conduct of the Employee's duties, including the commission of fraud, embezzlement, theft or other acts involving dishonesty, (v) substance abuse on the part of the Employee or (vi) acting in bad faith relative to FGS's business by the Employee. If this Agreement terminated for cause by FGS, the Employee shall be entitled to only his salary plus accrued vacation pay through the date of such termination, and FGS shall have no further obligations to the Employee.

              (c) Disability. Subject to the noncompetition provisions of
                  ----------
Section 6, this Agreement shall terminate at any time if, throughout the prior two months then ending, the Employee has been unable to perform fully his duties under this Agreement due to mental or physical illness or injury in the good faith determination of FGS; provided, however that the Employee shall be given written notice of such termination two weeks prior to the effective date of such termination.

              (d) Constructive Termination.  Subject to the noncompetition
                  ------------------------
provisions of Section 6, the Employee may terminate this Agreement if FGS has
(i) materially reduced the Employee's duties or responsibilities (ii) materially reduced the Employee's salary set forth in
Section 3(a) or (iii) materially altered the Employee's bonus opportunity as set forth in Section 3(b).

               (e) Death. This Agreement shall terminate upon the death of
                       -----
the Employee.

          6.   Noncompetition.
               --------------

               (a) Covenant Not to Compete. Neither the Employee nor any
                   -----------------------
affiliate or entity controlled by the Employee, will, at any time during the three-year period from the date of this Agreement (the "Noncompetition Period"), without FGS's prior written consent, directly or indirectly (or encourage any employees of FGS or any of its subsidiaries to), engage in, have any interest (financial or otherwise) in, manage or operate any or in any other manner advise or assist any person, firm, corporation, partnership, business or other entity (whether as director, officer, employee, agent, representative, security holder, consultant or otherwise) that engages in any business competitive with the business carried on by FGS as of the Closing Date, within any state of the United States or any country or territory outside of the United States in which FGS sells its products (a "Competitive Business"). Notwithstanding the foregoing, the Employee shall be permitted (i) to acquire an ownership interest, directly or indirectly, of not more than five percent of the outstanding securities of any corporation which is engaged in a Competitive Business and which is listed on any recognized securities exchange or traded in the over the counter market in the United States, (ii) subject to obtaining the prior written consent of FGS, to accept an appointment as a non-executive director of such corporation or (iii) to become a stockholder in, or accept an appointment as, a non-executive director of another corporation engaged in a Competitive Business, provided that such investment or appointment is of a totally passive nature and does not involve the Employee devoting time to the management of such corporation.

               (b) Enforcement of Covenant Not to Compete.
                   --------------------------------------

                   (i) If any of the provisions of or covenants contained in
     Section 6 is hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of such provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction. If any of the provisions of or covenants contained in
     Section 6 is held to be unenforceable in any jurisdiction because of the duration or geographical scope thereof, the parties agree that the court making such determination shall have the power to reduce the duration or geographical scope of such provision or covenant, and, in its reduced form, said provision or covenant shall be enforceable; provided, however, that
                                                      --------  -------
     the determination of such court shall not affect the enforceability of
     Section 6 in any other jurisdiction.

                   (ii) The parties recognize that the remedy at law for breach of the provisions and agreements of Section 6 is inadequate and, notwithstanding any other provision of this Agreement, FGS shall be entitled, in addition to such other remedies as it may have, to a temporary restraining order and preliminary and permanent injunctive relief to enjoin any breach or threatened breach of Section 6 without proof of any actual damages that have been or may have been caused to them by such breach.

               (c) Termination of Covenant Not to Compete.
                   --------------------------------------

                   (i) If this Agreement is terminated by either party pursuant to Section 5(b) or by the Employee pursuant to Section 5(a), the provisions and covenants of Section 6 shall survive such termination of this Agreement and shall continue for the remainder of the Noncompetition Period.

                   (ii) The provisions and covenants of Section 6 shall terminate upon the termination of this Agreement by FGS pursuant to Sections 5(a) or 5(c) or by the Employee pursuant to Section 5(d), unless
                                                                        ------
     FGS elects (by delivery of written notice to the Employee) to pay to the Employee, throughout the remainder of the Noncompetition Period and in accordance with FGS's customary payroll practices, an annualized salary equal to the average compensation (salary and bonus) received by the Employee from FGS during the two preceding calendar years, in which case the provisions and covenants of Section 6 shall continue in full force and effect for so long as FGS continues to pay the Employee such salary (but in no event longer than the Noncompetition Period); provided, however, that FGS's obligation to pay the Employee such annualized salary to continue the provisions and covenants of
     Section 6 in full force and effect shall be reduced by such amounts received by the Employee in the form of salary, bonus or other compensation from other persons, firms, corporations and businesses after the date of his termination of employment with FGS.

                   (iii) The provisions, agreements and covenants of Section 6 shall terminate upon the termination of this Agreement pursuant to Section 5(e).

          7.   Assignment.  Neither this Agreement nor any right or obligation
               ----------
hereunder is assignable in whole or in part, whether by operation of law or otherwise, by the parties to this Agreement without the express written consent of the other party, and any such attempted assignment shall be void and unenforceable; provided, however, that the Employee agrees to the assignment by FGS of its rights pursuant to this Agreement to any affiliate, subsidiary or successor of FGS and agrees to execute any appropriate agreement or instrument that FGS may reasonably request in order to effect or evidence such assignment or consent. This Agreement shall be a binding obligation of the permitted assigns of each party hereto.

          8.   Entire Agreement.  The terms of this Agreement are intended by
               ----------------
the parties to be the entire agreement with respect to the employment of the Employee by FGS and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding to vary the terms of this Agreement. Any provision of this Agreement may be amended only by a written instrument signed by FGS and the Employee.

          9.   Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Texas without regard to its conflict of law principles or rules.

          10.  Notices.  Any notice required or permitted under this Agreement
               -------
shall be in writing and either delivered personally, telegraphed or faxed or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or faxed or, if mailed, five business days after the date of mailing to the following address or facsimile number, or to such other address or addresses as such person may subsequently designate by notice given hereunder.

          If to the Company:

          Tuboscope Vetco International Corporation
          2835 Holmes Road
          Houston, Texas 77051
          Facsimile: (713) 799-5183
          Attention:  James F. Maroney, III

          with a copy to:

          Latham & Watkins
          650 Town Center Drive, 20th Floor
          Costa Mesa, CA  92626
          Facsimile: (714) 755-8290
          Attention: Patrick T. Seaver

          If to the Employee, to him at the address set forth below under his signature.

          11.  Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          12.  Arbitration.  Any dispute or controversy arising under or in
               -----------
connection with this Agreement shall be settled exclusively by arbitration, conducted in Houston, Texas in accordance with the rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding on all parties to this Agreement, and judgment thereon may be entered in any court having jurisdiction over the parties; provided, however, that FGS shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions and covenants of Section 6. All costs of the arbitration proceeding or litigation to enforce this Agreement shall be paid by the party against whom the arbitrator decides.

          13.  Attorney's Fees.  In any action or proceeding brought to enforce
               ---------------
any provision of this Agreement, the successful party shall be entitled to recover reasonable attorney's fees in addition to any other available remedy.

          14.  No Waiver Of Rights.  All waivers hereunder must be made in
               -------------------
writing, and failure at any time to require the other party's performance of any obligation under this Agreement shall not affect the right to require performance of that obligation at a later time. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision.

          15.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary for all parties hereto to execute the same counterpart(s) of this Agreement for this Agreement to become effective.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                              FIBER GLASS SYSTEMS, INC.,
                               a Texas corporation


                              By:
                                   ---------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                   ---------------------------------------------


                                                , an individual
                              ------------------


                              --------------------------------------------------
                              ------------------



                              --------------------------------------------------

                              --------------------------------------------------

                                   Exhibit D

                   Opinion - Counsel to Parent and Merger Sub


     1. Parent has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to conduct its business, own, lease and operate its properties and enter into the Merger Agreement and Registration Rights Agreement (collectively, the "Agreements") and perform its obligations thereunder.

     2. The execution, delivery and performance of the Agreements have been duly authorized by all necessary corporate action of Parent, and the Agreements have been duly executed and delivered by Parent.

     3. The execution and delivery of the Agreements by Parent and the consummation of the Merger by Parent pursuant to the Agreements do not (i) to the best of such counsel's knowledge, violate (a) any federal statute, rule or regulation applicable to Parent or (b) any provision of the Delaware General Corporation Law applicable to Parent or (ii) violate the provisions of the articles of incorporation and bylaws of Parent.

     4. The Shares of Parent Common Stock to be issued in connection with the Merger pursuant to the Merger Agreement have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

                                   Exhibit E

                      Opinion  - General Counsel of Parent


     1. Merger Sub has been duly incorporated and is validly existing and in good standing under the laws of the State of Texas, with corporate power and authority to conduct its business, own, lease and operate its properties and enter into the Merger Agreement and Registration Rights Agreement (collectively, the "Agreements") and perform its obligations thereunder.

     2. The execution, delivery and performance of the Agreements have been duly authorized by all necessary corporate action of Merger Sub, and the Agreements have been duly executed and delivered by Merger Sub.

     3. Each of the Agreements constitute a legally valid and binding obligation of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equity remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity.

     4. The execution and delivery of the Agreements by Merger Sub and the consummation of the Merger by Merger Sub pursuant to the Agreements do not (i) to the best of such counsel's knowledge, violate any federal or Texas statute, rule or regulation applicable to Merger Sub or (ii) violate the provisions of the articles of incorporation and bylaws of Merger Sub.

                                   Exhibit F

                          Opinion - Counsel to Company


     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Texas, with corporate power and authority to conduct its business, own, lease and operate its properties and enter into the Merger Agreement and Registration Rights Agreement (collectively, the "Agreements") and perform its obligations thereunder. Star Composites International, Inc., a wholly owned subsidiary of the Company ("Star"), is validly existing and in good standing under the laws of the United States Virgin Islands with corporate power and authority to conduct its business and own, lease and operate its properties.

     2. The execution, delivery and performance of the Agreements have been duly authorized by all necessary corporate action of the Company, and the Agreements have been duly executed and delivered by the Company. The Merger has been duly and validly approved by the stockholders of the Company in accordance with the Texas Business Corporations Act.

     3. Each of the Agreements constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equity remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity.

     4. The execution and delivery of the Agreements by the Company and the consummation of the Merger by the Company pursuant to the Agreements do not (i) to the best of such counsel's knowledge, violate any federal or Texas statute, rule or regulation applicable to the Company or Star or (ii) violate the provisions of the articles of incorporation and bylaws of the Company.

     5. The authorized capital stock of the Company consists of 1,300,000 shares divided into (i) one class of 1,000,000 shares of Common Stock, no par value ("Company Common Stock"), of which 59,738.95 are issued and outstanding and (ii) one class of 300,000 shares of Preferred Stock, par value $10.00 per share, of which no shares are outstanding; provided, however, 21,249 shares of Series A Preferred Stock were redeemed and cancelled by the Company and are not available for reissuance. All of the shares of issued and outstanding Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights under Texas law and the articles of incorporation and bylaws of the Company.

                                   Exhibit G

                               Excluded Expenses


     "Excluded Expenses" are defined as follows:

1. Direct expenses, excluding non-cash charges, incurred between January 1, 1997 and December 31, 1997 relating to the Surviving Company's development of the Projects listed below, in each case subject to the Maximum Expense Amounts shown for the applicable Project.

                                                                     Maximum Expense
                             Project                                     Amounts
------------------------------------------------------------------   ---------------
Exxon, PPG and Company composite research to develop lower
 cost, higher quality laminates...................................       $ 75,000

Insulates fiberglass pipe research, development and patenting.....         50,000

Engineering, design and procurement of manufacturing capability
 for 10" and 12" fiberglass pipe and fittings.....................         50,000

Implementation of grass roots market development for, and/or manufacturing of, fiberglass pipe with PDVSA, or other joint
 venture partner, in Venezuela....................................        150,000

Research and Development of fiberglass gravel/sand pack
 assemblies.......................................................         50,000

2. Direct expenses of certain environmental protection remediations set forth in Parent's environmental assessment of the Company facilities prepared by Pilko & Associates Inc. which was delivered in January 1997.

3. Direct fees and expenses paid by the Company in connection with the transactions contemplated by this Agreement and Plan of Merger, including legal, accounting and filing fees and expenses.

4. Any direct or indirect expenses attributed to administrative and overhead expenses or similar costs of Parent or its affiliates (other than the Company or Company Stockholders) charged or allocated to the Company to the extent such expenses exceed expenses of the Company for such items for the Company's 1996 fiscal year.

5. Expenses incurred as a result of a change in the reserving policies for inventory or accounts receivable from those in existence at December 31, 1996.

6. Expenses incurred as a result of a failure to collect within 90 days of the date of invoice any accounts receivable from any customer who was a customer (of more than $10,000 of products) of the Company prior to the Closing, provided that such expenses are reimbursed to the Company by the Company Stockholders prior to April 30, 1998.

7. Such other expenses as the Parent and the Company Stockholders shall agree in writing.

          Each of Messrs. Arian, Burnett, Everidge, Heintz and O'Gwin agree that in their capacities as employees of the Parent that they shall maintain books and records which shall be complete and accurate in all material respects and which shall fully support the determination of Excluded Expenses by the Auditors.

                                   Exhibit H

                       Addresses of Company Stockholders


FGSI Partners, L.P.                 William G. Burnett
c/o SCF Partners, L.P.              12622 Bluff Circle
6600 Texas Commerce Tower           San Antonio, Texas 78216
600 Travis Street
Houston, Texas  77002-3007
Attention: Mr. L.E. Simmons


Gholamhossein Arian Nejad           Linda Y. Everidge
12219 Ridge Cove                    6411 Falls Church
San Antonio, Texas 78247            San Antonio, Texas 78247


Steven A. Heintz                    Ray J. O'Gwin
19610 Encino Brook                  13011 Timber Forest
San Antonio, Texas 78259            San Antonio, Texas 78230


Gary K. Wight                       Larry K. Stanford
7535 Tanager                        2020 Tipton
Houston, Texas 77074                Tyler, Texas 75701


VOS Groep, B.V.
Scholtendijk 1
7573 BN Oldenzaal
The Netherlands
Attention: Paul A.M. Vos